Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of July 15, 2025

among

SPECTRUM USA I, LLC,
as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

SOUND POINT AGENCY LLC,
as Administrative Agent and as Collateral Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

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-v-

This CREDIT AGREEMENT dated as of July 15, 2025 (as amended or modified from time to time, this “Agreement”), among Spectrum USA I, LLC, a Delaware limited liability company, as Borrower (“Borrower”), and each of the guarantors from time to time party hereto (each, a “Guarantor”), each Lender as set forth in Schedule I and each other lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Sound Point Agency LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

RECITALS:

WHEREAS, the Borrower has requested, and upon satisfaction of the conditions precedent set forth in Article 4, the Lenders have agreed to extend credit to the Borrower in the form of a $550,000,000.00 senior secured delayed draw term loan facility on the Funding Date;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of the Secured Parties, a first-priority perfected Lien upon substantially all of its personal and real property; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Article 1
Definitions and Accounting Terms

Section 1.01 Certain Defined Terms As used in this Agreement, the following terms shall have the following meanings:

“ABR Rate” shall mean, for any date, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum, and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“ABR Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the ABR Rate in accordance with the terms thereof.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Act” has the meaning specified in Section 11.15.

“Activities” has the meaning specified in Section 10.02(b).

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning specified in the preamble hereto, and shall mean any successor administrative agent hereunder (including, without limitation, any successor appointed under Section 10.06).

“Advance” has the meaning specified in Section 2.01.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to a specified Person, any other Person (including directors and officers of such Person) directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such Person.

“Agent” shall mean Sound Point Agency LLC, in its capacity as administrative agent and collateral agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

“Agent’s Group” has the meaning specified in Section 10.02(b).

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and all rules or regulations promulgated thereunder, and the U.K. Bribery Act of 2010.

“Applicable Benchmark” means the Benchmark determined on the most recent Interest Rate Determination Date.

“Applicable Margin” shall mean, for any date of determination, (i) 9.0% per annum in the case of ABR Rate Loans, and (ii) 8.0% per annum in the case of Term SOFR Loans.

“Applicable Percentage” means, with respect to any Lender at any time, (a) the aggregate principal amount of such Lender’s Advances divided by (b) the aggregate principal amount of the Advances owed to all Lenders.

“Applicable Rate” means,

(a) with respect to ABR Rate Loans, the ABR Rate plus the Applicable Margin; and

(b) with respect to Term SOFR Loans, Adjusted Term SOFR plus the Applicable Margin.

“Approval Condition” has the meaning given to it in the Ligado Framework Agreement as in effect on the date of this Agreement, it being understood that (i) references therein to AST shall be deemed to refer also to Borrower, (ii) references therein to “Law” shall include any FCC grants of licensing or operating authority, reports, orders or rulings and any executive orders and (iii) the Approval Condition shall not be deemed to have occurred unless (x) the FCC has adopted a Final Order with respect to the Approval Condition and, at the time such Final Order has been adopted, no other Person shall have been granted a license by the FCC to use the Ligado L-band MSS Spectrum (other than the existing rights of Inmarsat and Ligado), (y) all necessary NGSO Regulatory Approvals have been obtained without the imposition of any conditions, performance requirements or maintenance requirements (including, without limitation, spectrum sharing, economic or financial conditions or requirements) or limitations (including, without limitation, spectrum sharing, economic, financial or technical limitations or requirements) that would prevent or impose, in any material respect, an adverse effect on the implementation of the SpectrumCo NGSO System (as defined in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement) as reasonably determined by the Administrative Agent in consultation with a FCC Industry Expert and (z) any pending application with the FCC as of the date of this Agreement relating to the Ligado L band MSS Spectrum is dismissed by a Final Order or resolved in the reasonable discretion of the Administrative Agent. The Administrative Agent agrees that clause (z) shall be deemed satisfied if any pending application (i) is dismissed or denied by the FCC by a Final Order, (ii) remains outstanding merely due to an administrative omission, as determined by the Administrative Agent in consultation with a FCC Industry Expert, or (iii) is determined to be inconsequential or ineffective in a written analysis by a FCC Industry Expert. For purposes of this definition, “FCC Industry Expert” shall mean a widely recognized independent and impartial industry expert reasonably selected by the Administrative Agent.

“AST” means AST & Science, LLC.

“AST Pledge Agreement” means a Pledge Agreement between AST and the Collateral Agent for the benefit of the Secured Parties, pursuant to which AST shall grant a security interest in the Equity Interests of each Loan Party.

“ATC Revenue Share Amount” has the meaning given to it in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement.

“Authorized Representative” means, as applied to any Person, any authorized signatory or Responsible Officer appointed or designated in accordance with such Person’s Organization Documents.

“Availability Period” means the period from the Closing Date through and including the earlier to occur of (a) the Funding Date and (b) the date that is nineteen (19) months after the Commitment Date subject to the Borrower’s extension of such date under Section 2.12.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Basel III” means (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated from time to time; and (B) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated from time to time.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.09.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documentation. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documentation.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.09 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documentation in accordance with Section 2.09.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Financial Statements” means, at any time, the financial statements of Borrower most recently delivered under Section 5.01.

“Borrowing Notice” has the meaning set forth in Section 2.01(c).

“Business Day” means any day on which commercial banks are open for business in New York City, United States.

“Cash” means all cash in Dollars at any time and from time to time deposited or to be deposited in the Collateral Accounts.

“Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred twenty (120) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of one hundred twenty (120) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than Two Hundred Fifty Million Dollars ($250,000,000); (c) commercial paper (including variable rate demand notes) with a maturity of one hundred twenty (120) days or less issued by a corporation (except an Affiliate of any Loan Party) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than Two Hundred Fifty Million Dollars ($250,000,000); (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred twenty (120) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

“Change in Control” means the occurrence of any of the following:

(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than a Permitted Holder of (a) Equity Interests representing more than fifty percent (50%) of (A) the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of PublicCo or (B) the economic interest represented by the issued and outstanding Equity Interests of PublicCo, or (b) the power to elect or appoint a majority of the board of directors or equivalent governing body of the PublicCo;

(ii) PublicCo ceases to be the managing member of AST or ceases to beneficially own and control, directly, more than fifty percent (50%) on a fully diluted basis of the economic and voting interest in the Equity Interests of AST;

(iii) any transaction that results in any of the Equity Interests of AST being publicly traded on any securities exchange, over-the-counter market or analogous public exchange in the U.S. or any other jurisdiction; or

(iv) AST shall cease to own, directly or indirectly, free and clear of all Liens (other than the Liens in favor of the Collateral Agent for the benefit of the Secured Parties) or other encumbrances, 100% of the outstanding Voting Stock of the Borrower or RevenueCo.

“Change in Law” means the occurrence, after the date of this Agreement, of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.07(b), by any lending office of any Lender or by any Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all rules, regulations or directives thereunder or issued in connection therewith relating to capital and liquidity requirements and (y) all rules, regulations or directives issued pursuant to Basel III shall be deemed to have been introduced or adopted after the Closing Date, regardless of the date enacted, adopted or issued; provided further that if any Lender determines, as a result of the foregoing, a Change in Law has occurred, such Lender shall only request compensation from Borrower under Section 2.07 herein to the extent such Lender makes or expects to make a similar request, to the extent applicable, under comparable credit agreements, if any, for lending transactions secured by an equity investment with other borrowers similarly situated to the Borrower (as determined in good faith by such Lender).

“Charges” has the meaning specified in Section 11.16.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 11.01).

“Closing Date Fees” has the meaning specified in Section 4.01(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in any of the Security Documents.

“Collateral Accounts” means each of the Secured Account, the RevenueCo Collateral Account and any other deposit account of a Loan Party, each of which shall be subject to a control agreement reasonably acceptable to the Administrative Agent.

“Collateral Agent” has the meaning specified in the preamble hereto, and shall mean any successor collateral agent hereunder (including, without limitation, any successor appointed under Section 10.06).

“Collateral Agreement” means a Collateral Agreement among the Borrower, RevenueCo and the Collateral Agent for the benefit of the Secured Parties.

“Collateral Requirement” means, at any time, that all steps required under applicable Law, if any, or reasonably requested by the Required Lenders, the Administrative Agent or the Collateral Agent in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents shall have been taken.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Advances hereunder as set forth on Schedule I, subject to reduction or termination as set forth herein.

“Commitment Date” means March 5, 2025.

“Compliance Certificate” means a compliance certificate in the form of Exhibit A or in any other form approved from time to time by the Administrative Agent.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.09 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documentation).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control,” “Controlling,” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cooperation Agreement” the Amended and Restated Cooperation Agreement, dated August 6, 2010, by and among LightSquared L.P. (as predecessor to Ligado), SkyTerra (Canada) Inc. (as predecessor to Ligado Networks (Canada) Inc., an Affiliate of Ligado), LightSquared, Inc. (whose obligations were assumed by LightSquared L.P. prior to it being reorganized as Ligado), and Inmarsat, as amended or supplemented, which is subject to the Quadrilateral Coordination Agreement.

“Covered Entities” means the Guarantors and their respective Affiliates.

“credit bid” has the meaning specified in Section 10.13.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Disbursement Waterfall” has the meaning specified in Section 9.01(e).

“Disposition” means, with respect to any Person, the sale, transfer or other disposition (including by way of merger) of any property or asset of such Person (including, without limitation, any sale and leaseback transaction and the sale, transfer or other disposition of any Equity Interest owned by such Person) to any other Person, and the term “Dispose” shall have meanings correlative thereto.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Dollars” and “$” mean the lawful money of the United States.

“DUO Note” shall have the meaning given to it in the Ligado Framework Agreement.

“DUO Payments” shall have the meaning given to it in the Ligado Framework Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority, or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Access” has the meaning specified in Section 9.01(e).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Loan Party.

“Equity Interests” means, with respect to any Person, all of the membership interests, limited partnership interests or shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of membership interest, limited partnership interests or shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for membership interests, limited partnership interests or shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such membership interest, limited partnership interests or shares of capital stock (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party could be liable under the Code or ERISA.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan other than reportable events for which the 30 day notice period has been waived by regulation; (b) the failure to meet the minimum funding standards of Sections 412 or 430 of the Code or Sections 302 or 330 of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of or variance from the minimum funding standard with respect to any Plan; (d) the occurrence of a “prohibited transaction” with respect to which any Loan Party or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Loan Party or any of its Subsidiaries could otherwise be liable; (e) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, a cessation of operations which is treated as a withdrawal, or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or that a “mass withdrawal” (within the meaning of Section 4219 of ERISA) has occurred; (f) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (g) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate and (i) any other event or condition with respect to a Plan or Multiemployer Plan, including any Plan subject to Title IV of ERISA that could reasonably be expected to result in liability to any Loan Party.

“ERISA Plan” has the meaning specified in Section 3.16.

“Erroneous Payment” shall have the meaning assigned to such term in Section 10.12(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to such term in Section 10.12(d).

“Erroneous Payment Impacted Class” shall have the meaning assigned to such term in Section 10.12(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to such term in Section 10.12(d).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to such term in Section 10.12(d).

“Escrow Date Fees” has the meaning specified in Section 4.03(l).

“Escrow Deposit Account” means an account established pursuant to an agreement between the Borrower and the Administrative Agent with mutually acceptable terms to be opened by the Borrower prior to the Escrow Deposit Date in which the Advances made pursuant to a Borrowing Notice shall be held in escrow until the satisfaction of the conditions of Section 4.03.

“Escrow Deposit Date” means the date during, but within thirty (30) days before the expiration of, the Availability Period on which, at the request of Borrower, an Advance is made to the Escrow Deposit Account pursuant to Section 2.01(a).

“Escrow Release Date” means the date on which all of the conditions listed in Section 4.03 have been satisfied.

“Escrow Release Request” has the meaning specified in Section 4.03(a)(i).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default Notice” has the meaning specified in Section 8.01.

“Events of Default” has the meaning specified in Section 8.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.08, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in an Advance or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s or Agent’s failure to comply with Section 2.08(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Fee” means an amount equal to one percent (1%) of the Commitments elected by the Borrower to be extended. The Extension Fee is payable in U.S. Dollars or freely tradeable Class A common stock of PublicCo valued at a three percent (3%) discount to the closing price of such Class A common stock on the date such Class A common stock is transferred to the Lenders.

“Extension Request” means a written request by the Borrower in form and substance reasonably acceptable to the Administrative Agent requesting an extension of the Availability Period for an additional period of up to 180 days.

“Extraordinary Receipts” means any Net Cash Proceeds received by a Loan Party in respect of (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) indemnity payments, (d) Net Cash Proceeds of any payment made under an insurance policy or agreement on account of casualty and condemnation, (e) Net Cash Proceeds of any condemnation or taking by any Governmental Authority, (f) Net Cash Proceeds of any judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action and (g) Net Cash Proceeds of any payment made to the Borrower or any of its Affiliates under any SpectrumCo-Ligado Agreement (including in connection with the Ligado Framework Agreement Break-Up Fee or the ATC Revenue Share Amount).

“Facility” means the credit facility contemplated by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCC” means the U.S. Federal Communications Commission, and any successor agency of the United States government exercising substantially equivalent powers.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it. If the Federal Funds Effective Rate cannot reasonably be determined in accordance with foregoing clauses above, then Administrative Agent may in its reasonable discretion, and acting in consultation with the Required Lenders, select an alternative method for determining the Federal Funds Effective Rate.

“Federal Reserve Board” or “FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, by Borrower and the Administrative Agent, for the account of each Lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Final Order” means an action or decision that has been adopted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

“Floor” shall mean a rate per annum equal to two percent (2.00%).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Funding Account” means any account as identified by Borrower to Administrative Agent in writing from time to time in connection with an Advance or release of funds previously Advanced from the Escrow Deposit Account to the Borrower, as applicable.

“Funding Date” means the date, during the Availability Period on which an Advance is made.

“Funding Date Fees” has the meaning specified in Section 4.02(d).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the preamble hereto.

“Guaranty” has the meaning assigned to such term in Section 12.01.

“Indebtedness” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created); (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) capital leases and Synthetic Lease Obligations; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (g) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Documentation and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.11.

“Inmarsat” shall mean Inmarsat Global Limited, a subsidiary of Viasat.

“Inmarsat Litigation” means that that litigation matter currently pending in the United States Bankruptcy Court for the District of Delaware, captioned Ligado Networks LLC v. Inmarsat Global Limited, dated January 7, 2025.

“Interest Payment Date” shall mean, (a) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to such Advance and the Scheduled Maturity Date, and (b) with respect to any ABR Rate Loan, the last day of each calendar month and the Scheduled Maturity Date.

“Interest Period” shall mean, with respect to any Term SOFR Loan, the period commencing on the Business Day such Loan is disbursed and ending on the date three (3) months thereafter, or such shorter period as the Lenders making such Loan may agree to, as selected by Borrower in its Borrowing Notice; provided, that:

(a) if any Interest Period pertaining to a Term SOFR Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period for a Loan or any portion thereof shall extend beyond the last scheduled payment date therefor; and

no Interest Period applicable to a Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of such Loan unless the aggregate principal amount of such Loan represented by ABR Rate Loans or by Term SOFR Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

“Interest Rate Determination Date” means the second U.S. Government Securities Business Day immediately preceding the first day of each Interest Period.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning specified in Section 11.14.

“Law” means, with respect to any Person, collectively, all international, foreign, U.S. Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto.

“Lender Appointment Period” has the meaning specified in Section 10.06.

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of Advances required to be made by it, which refusal or failure is not cured within five (5) Business Days after the date of such refusal or failure unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied; (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within five (5) Business Days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Facility or under other agreements generally in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specified in writing or public statement) cannot be satisfied); (iv) a Lender has failed, within five (5) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Facility (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrower); (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event; or (vi) a Lender has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (vi) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lien” means any mortgage, pledge, assignment by way of security, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or arrangement having substantially the same economic effect as any of the foregoing).

“Ligado” means Ligado Networks LLC, a Delaware limited liability company, together with its subsidiaries.

“Ligado Call Option” has the meaning given to it in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement.

“Ligado Framework Agreement” means that certain Framework Agreement, dated as of March 22, 2025, by and between Borrower, AST, PublicCo, and Ligado.

“Ligado Framework Agreement Break-Up Fee” has the meaning given to the term “Break-Up Fee” in the Ligado Framework Agreement.

“Loan Documentation” means, collectively, this Agreement, the Security Documents, the Revenue Sharing Agreements, any account control agreement between any Loan Party and the Collateral Agent entered into with respect to any Collateral Account and each agreement or instrument delivered pursuant to the foregoing or the Collateral Requirement.

“Loan Parties” means, collectively, Borrower and Guarantors and “Loan Party” means any of the foregoing.

“Loans” shall mean the Advances made by or on behalf of any Lender pursuant to Section 2.01.

“Margin Regulation” means Regulation U or X, as applicable.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent) or financial condition of any Loan Party or AST (but for AST, only to the extent such material adverse effect could be reasonably likely to result in an adverse effect on the use of the Spectrum Assets), (b) the ability of any Loan Party or AST (but for AST, only to the extent such material adverse effect could be reasonably likely to result in an adverse effect on the use of the Spectrum Assets) to perform any of its monetary obligations under the Loan Documentation, (c) the Collateral, the Lenders’ Liens on the Collateral or the priority of such Liens, or (d) the legality, validity, binding effect or enforceability against (x) the Loan Parties of this Agreement or the other Loan Documentation, (y) AST of the AST Pledge Agreement or (z) the rights of or benefits available to the Lenders under the Loan Documentation.

“Maximum Rate” has the meaning specified in Section 11.16.

“MSS” means Mobile Satellite Service.

“Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to, or required to be contributed to, by any Loan Party or any ERISA Affiliate.

“Net Cash Proceeds” means:

(a) 100% of the cash and Cash Equivalent proceeds actually received by the Borrower or any of its Subsidiaries (but including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition, net of (i) attorneys’ fees, accountants’ fees, investment banking fees and other reasonable and customary fees actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable (including, without limitation, any amounts paid or payable under a Tax sharing arrangement or distributions in respect of Taxes (as described in Section 9.01(e)(i)) permitted to be paid pursuant to this Agreement) as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition or casualty event occurring on the date of such reduction); and

(b) 100% of the cash and Cash Equivalent proceeds from the incurrence, issuance or sale by any Loan Party or any of the Subsidiaries of any Indebtedness or Equity Interests, net of all taxes paid or reasonably estimated to be payable (including, without limitation, any amounts paid or payable under a Tax sharing arrangement or distributions in respect of Taxes (as described in Section 9.01(e)(iv)) permitted to be paid pursuant to this Agreement) as a result thereof and reasonable and customary fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Cash Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any of its Affiliates shall be disregarded; provided that any payment made to the Borrower or any of its Affiliates under any SpectrumCo-Ligado Agreement (including in connection with the Ligado Framework Agreement Break-Up Fee or the ATC Revenue Share Amount) shall be considered Net Cash Proceeds.

“NGSO” refers to non-geostationary Earth orbit.

“NGSO Regulatory Application” has the meaning given to it in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement.

“NGSO Regulatory Approvals” has the meaning given to it in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement.

“Notes” shall mean any promissory note evidencing the Advances executed and delivered pursuant to Section 2.10(d) and in the form of Exhibit C.

“Obligations” shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any or all the other Loan Parties to any Agent or any Lender, including principal, interest, charges, fees, costs, expenses, prepayment premiums, Prepayment Amount, indemnities, reimbursement and other sums, in each case, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Loan Documentation, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower or any other Loan Party under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding), whether direct or indirect (including those acquired by assignment), absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured, and whether or not evidenced by any instrument or for payment of any money, including, for the avoidance of doubt, obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Organization Documents” means, (a) with respect to any corporation or exempted company, the certificate of incorporation or articles of incorporation, memorandum and articles of association and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any exempted limited partnership, partnership, joint venture, trust or other form of business entity, the partnership, joint venture, exempted limited partnership agreement or other applicable agreement of formation or organization and any agreement, instrument, statement filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a Lender or Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or such Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documentation, or sold or assigned an interest in any Advance or Loan Documentation).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Documentation, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or any Taxes which arise from the Lender’s use of “plan assets” (within the meaning of the Plan Asset Regulation) with respect to any Advance.

“Participant” has the meaning specified in Section 11.07(c).

“Participant Register” has the meaning specified in Section 11.07(c).

“Payment Recipient” shall have the meaning assigned to such term in Section 10.12(a).

“Pending Net Revenue Share Payment” shall mean, at any date of determination, any amount on deposit in a Collateral Account pursuant to Section 5.13.

“Pension Plan” means any employee benefit plan that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Loan Party or any of its ERISA Affiliates.

“Permitted Assignee” means (i) each original Lender hereunder and (ii) any Affiliate thereof of similar creditworthiness, it being understood and agreed that any such Affiliate which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognized credit rating agency shall be deemed to have similar creditworthiness.

“Permitted Holder” means (a) Abel Avellan and (b) any heir of any such individual or any trust, other estate-planning vehicle, corporation, partnership or other entity established for the benefit of or controlled by any such individual referred to in clause (a) or any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

“Permitted Liens” means (a) Liens imposed by Law for taxes that are not yet due, or the amount or validity of which is being contested in good faith through appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP, (b) Liens granted to the Collateral Agent for the benefit of the Secured Parties, (c) with respect to any deposit account of a Loan Party, any customary Lien in favor of the depositary bank and (d) carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings or, in the case of any Guarantor, Liens incurred in the ordinary course of its business and in connection with any “true sale” transaction of receivables among RevenueCo and AST.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, exempted company, partnership, Governmental Authority or other entity.

“Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party or any of their Subsidiaries sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan or a plan subject to Title IV of ERISA, has made or was obligated to make contributions at any time during the immediately preceding six (6) plan years, or otherwise has or could reasonably expect to have any obligation or liability.

“Plan Asset Regulation” means Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Post-Petition Interest” shall mean any interest or fees that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Loan Parties (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Prepayment Amount” means on and after the Funding Date, with respect to any prepayment (which shall include (i) any prepayment of all, or any part, of the Advances for any reason (including, but not limited to, any voluntary prepayment or mandatory prepayment, and distribution in respect thereof, and any refinancing thereof), whether in whole or in part, and whether before or after (x) the occurrence of an Event of Default, or (y) the commencement of any insolvency proceeding, and notwithstanding any acceleration (for any reason) of the Obligations; (ii) the acceleration of the Obligations for any reason, including, but not limited to, acceleration in accordance with Section 8.01, including as a result of the commencement of an insolvency proceeding; (iii) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any insolvency proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any insolvency proceeding to the Administrative Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or (iv) the termination of this Agreement for any reason; and for purposes hereof if any event occurs under clause (ii), (iii) or (iv) above, the entire outstanding amount of the Advances shall be deemed to have been prepaid on the date of such event) of all or a portion of the Advances pursuant to Sections 2.06, (a) in the case of any such prepayment or deemed prepayment that occurs after the Funding Date but before the Prepayment Premium Start Date, an amount equal to the sum of the “present value” of the aggregate amount of interest that would have otherwise been payable on the amount of Advances prepaid on such date from the date of such prepayment or deemed prepayment until the date that is up to (and including) the Scheduled Maturity Date (with “present value” calculated using a discount rate equal to the Federal Funds Effective Rate as of the date that is three (3) Business Days prior to the date of the prepayment or deemed prepayment, plus 50 basis points), (b) in the case of any such prepayment or deemed prepayment that occurs on or after the Prepayment Premium Start Date but before the date that is eighteen (18) months after the Funding Date, an amount equal to three percent (3.00%) of the aggregate amount of the Advances so prepaid or deemed prepaid, (c) in the case of any such prepayment or deemed prepayment that occurs on or after the date that is after eighteen (18) months after the Funding Date but before the Prepayment Premium End Date, an amount equal to one percent (1.00%) of the aggregate amount of the Advances so prepaid or deemed prepaid and (d) in the case of any such prepayment that occurs on or after the Prepayment Premium End Date, $0.00. The Prepayment Amount payable in accordance with the terms of this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and Borrower agrees that the Prepayment Amount is reasonable under the circumstances. Borrower expressly agrees that: (i) the Prepayment Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Amount shall be payable notwithstanding the then-prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Amount, and (iv) the Prepayment Amount represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event necessitating payment of the Prepayment Amount. EACH LOAN PARTY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly acknowledge that their respective agreement to pay the Prepayment Amount as herein described is a material inducement to the Lenders to provide the Commitments hereunder and to make the Loans. Furthermore, the Loan Parties acknowledge and agree that the Loan Parties and their respective affiliates shall be estopped hereafter from claiming differently than as agreed to with respect to the Prepayment Amount and the Loan Parties acknowledge and agree that the Prepayment Amount is not intended to act as a penalty or to punish the Loan Parties for any action.

“Prepayment Premium End Date” means the date that is thirty (30) months after the Funding Date.

“Prepayment Premium Start Date” means the date that is six (6) months after the Funding Date.

“Prime Rate” shall mean, for any day, the “U.S. Prime Lending Rate” published in The Wall Street Journal for such day; provided, that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Prime Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Prime Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the Facility at such time and the denominator of which is the amount of the Commitments under the Facility at such time; provided that if such Commitments have been terminated, the Pro Rata Share of each Lender shall be determined based on the Applicable Percentages.

“Process Agent” has the meaning set forth in Section 11.18.

“PublicCo” means AST SpaceMobile, Inc., a Delaware corporation.

“Quadrilateral Coordination Agreement” shall mean the Quadrilateral Coordination Agreement, dated January 27, 2017, by and between Ligado, Inmarsat, and Telecomunicaciones de Mexico.

“Register” has the meaning specified in Section 11.07(b).

“Regulation U” means Regulation U issued by the FRB.

“Regulation X” means Regulation X issued by the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) all Advances outstanding and (b) aggregate unused Commitments as of such date; provided that the unfunded Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For the avoidance of doubt, all Advances (whether or not of a Defaulting Lender) shall be included for purposes of making a determination of Required Lenders in the event that there is only one Lender hereunder and such Lender is a Defaulting Lender.

“Resolution Authority” shall mean an EEA Resolution Authority, or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any director, managing partner, chairman, chief operating officer or chief financial officer of such Person (or, in the case of a limited partnership or exempted limited partnership, its general partner).

“Revenue Sharing Agreements” means one or more agreements between AST, RevenueCo and the Borrower to be entered into on or prior to the Funding Date pursuant to which RevenueCo shall purchase all receivables from AST with respect to SpectrumCo L-band Net Revenue (as defined in the SpectrumCo-Ligado Collaboration Agreement), and RevenueCo shall agree to collect such receivables and distribute the proceeds collected from such receivables to the Borrower and Ligado in satisfaction of (x) the obligations of AST to pay a portion of the SpectrumCo L-band Net Revenue to the Borrower under the Spectrum Usage Agreement and/or (y) the obligations of the Borrower to pay a portion of the SpectrumCo L-band Net Revenue to Ligado under the SpectrumCo-Ligado Collaboration Agreement.

“RevenueCo” means a wholly-owned Subsidiary of AST to be formed prior to the Funding Date as a Delaware limited liability company.

“RevenueCo Collateral Account” means an account subject to a control agreement acceptable to the Lenders maintained with a financial institution satisfactory to the Collateral Agent, in the name of the Borrower (or any replacement account identified from time to time as the “RevenueCo Collateral Account” for purposes hereof by the Administrative Agent and the Borrower).

“RSA” means the Restructuring Support Agreement, dated as of January 5, 2025, by and among Ligado, certain of its subsidiaries listed on the signature page thereto, AST and the other parties thereto.

“RSA Term Sheet” means that certain Restructuring Term Sheet attached as Exhibit A to the RSA.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person owned or controlled by any Person identified in (a), or (c) any person operating, organized or ordinarily resident in a Sanctioned Country.

“Scheduled Maturity Date” means the earliest of the date that is: (a) sixty (60) months after the Funding Date if the Funding Date occurs on or prior to six (6) months after the Commitment Date; (b) fifty-four (54) months after the Funding Date if the Funding Date occurs later than (6) months after the Commitment Date but on or before twelve (12) months after the Commitment Date; and (c) forty-eight (48) months after the Funding Date if the Funding Date occurs later than twelve (12) months after the Commitment Date.

“Secured Account” means an account subject to a control agreement reasonably acceptable to the Administrative Agent maintained with a financial institution satisfactory to the Collateral Agent, in the name of the Borrower (or any replacement account identified from time to time as the “Secured Account” for purposes hereof by the Administrative Agent and the Borrower).

“Secured Parties” has the meaning specified in the Collateral Agreement.

“Security Documents” means, collectively, the Collateral Agreement, the AST Pledge Agreement and each of the security agreements, account control agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral Requirement or Section 5.06.

“Set-off Party” has the meaning specified in Section 11.13.

“Shares” means the Equity Interests of the Borrower owned by AST from time to time.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Spectrum Acquisition” means, pursuant to the SpectrumCo-Ligado Agreements, the Borrower’s consummation of the transaction granting it the right to use the Ligado L-band MSS Spectrum and the Ligado L-band MSS Assets.

“Spectrum Assets” means, collectively, the Ligado L-band MSS Spectrum and the Ligado L-band MSS Assets, each as defined in the SpectrumCo-Ligado Collaboration Agreement.

“Spectrum Usage Agreement” means a usage agreement between Borrower and AST in form and substance reasonably satisfactory to the Administrative Agent, which shall include (i) a consent right for the Administrative Agent with respect to any changes, (ii) a grant to AST of the usage rights with respect to the Spectrum Assets for space-to-ground use on a preemptable basis, (iii) a right for the Borrower to terminate such usage agreement following the occurrence of any event that would allow Ligado to terminate the SpectrumCo-Ligado Collaboration Agreement within ten (10) Business Days prior to the end of any applicable grace or cure periods relating thereto and (iv) an irrevocable power of attorney for the Administrative Agent to act on behalf of the Borrower under such usage agreement which shall only be exercisable following the occurrence and continuation of an Event of Default.

“SpectrumCo Call Option” has the meaning given to it in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement.

“SpectrumCo-Ligado Agreements” means, collectively, the SpectrumCo-Ligado Collaboration Agreement and the Ligado Framework Agreement.

“SpectrumCo-Ligado Collaboration Agreement” means that certain Strategic Collaboration and Spectrum Usage Agreement, dated as of March 22, 2025, by and between Borrower and Ligado.

“SpectrumCo NGSO System” has the meaning given to it in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement.

“Steering Committee” has the meaning given to it in the SpectrumCo-Ligado Collaboration Agreement as in effect on the date of this Agreement.

“Subordination Agreement” means a subordination agreement executed by all of the lenders or by the agent to the Exit Facility (as defined in the RSA Term Sheet) on behalf of all of the lenders (including any assignees thereof), that is acceptable to the Administrative Agent in its sole discretion and that provides: (i) that all parties thereto agree that such subordination agreement will be enforceable as a subordination agreement pursuant to section 510 of the Bankruptcy Code; (ii) for recognition by the signatories thereto of the rights granted to the Borrower by Ligado under the SpectrumCo-Ligado Collaboration Agreement, the non-disturbance of such rights upon any enforcement under the Exit Facility (as defined in the RSA Term Sheet) and the subordination of the lenders’ and the agent’s rights as secured parties under the Exit Facility; (iii) for recognition and support of such rights in any bankruptcy proceeding of Ligado following entry into the Exit Facility (as defined in the RSA Term Sheet); (iv) that such subordination agreement constitutes a Definitive Document (as defined in the RSA) and shall be included in the Plan Supplement (as defined in the RSA); (v) that the Administrative Agent, the Collateral Agent and each Lender are express and intended third party beneficiaries of such subordination agreement, entitled to enforce the provisions of such subordination agreement in their own name; and (vi) that such subordination agreement cannot be amended without the prior written consent of the Borrower.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Takings Litigation” means the case in the U.S. Federal Court of Claims under the caption Ligado Networks LLC v. USA (Case No. 23-cv-01797-EJD).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loans” shall mean any Loans or portion thereof on which interest is payable based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “ABR Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR, as such rate is published by the Term SOFR Administrator.

“Threshold Amount” means $3,000,000.

“Total Accrued Loan Amount” means, at any time, the Total Loan Principal Amount, together (without duplication) with accrued and unpaid interest thereon, accrued and unpaid fees (including any Prepayment Amount), and all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon to such time.

“Total Loan Principal Amount” means, at any time, the aggregate outstanding principal amount of all Advances.

“Transactions” means, collectively, (a) the entry and performance of the SpectrumCo-Ligado Agreements, (b) the Spectrum Acquisition, (c) the entry and performance of the Spectrum Usage Agreement, (d) entry and performance of the Revenue Sharing Agreements, (e) the entry into and performance of this Agreement and the other Loan Documentation (including any Guaranty hereunder), the grant of the security interests contemplated hereby or thereby and (f) all transactions contemplated under the Loan Documentation, including the borrowing of the Advances and use of proceeds thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.08(e)(ii)(B)(3).

“United States” and “U.S.” mean the United States of America.

“Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Equity Interests of such Person having general voting powers to elect directors, managers or trustees of such Person, irrespective of whether at the time such Equity Interests of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Equity Interest of such Person convertible or exchangeable without restriction at the option of the holder thereof into Equity Interests of such Person described in clause (a) of this definition.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.03 Terms Generally

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) except to the extent Agents’ or Lenders’ consent is required as provided herein, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b) Section headings herein and in the other Loan Documentation are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Documentation.

(c) Determinations, consents, approvals or any other actions or non-actions taken by or determined by any Agent or Lender shall be made in good faith and, unless otherwise stated herein, its sole discretion.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Administrative Agent, who shall give to each Lender prompt notice thereof, that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof to GAAP or in the application thereof on the operation of such provision (or if Administrative Agent, upon the request of any Lender, notifies Borrower that such Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change to GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05 Divisions. For all purposes under the Loan Documentation, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.06 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the ABR Rate, the Term SOFR Reference Rate or Adjusted Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the ABR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the ABR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the ABR Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article 2
Amounts and Terms of the Advances

Section 2.01 The Advances

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan in Dollars to the Borrower on the Funding Date in an aggregate amount not to exceed the amount of such Lender’s Commitment as set forth on Schedule I hereto (any such loan, an “Advance”). Any Lender providing an Advance shall make immediately available funds available to the Administrative Agent (or an account designated by the Administrative Agent) on the Funding Date, as applicable, in the amount of such Advance. After Administrative Agent’s receipt of such funds on the Funding Date, as applicable, and upon fulfillment of the applicable conditions set forth in Article 4, Administrative Agent shall:

(i) if as of such date, each of the conditions set forth in Section 4.03(b)-(j) have been satisfied on the Funding Date, make such funds as it has received available to the Borrower by depositing such funds into the Funding Account; or

(ii) otherwise, deposit such funds in the Escrow Deposit Account.

(b) Any Advance or any portion thereof, once prepaid or repaid, may not be reborrowed.

(c) At least thirty (30) days prior to the date on which any Advances will be required to be made hereunder, Borrower shall so notify Administrative Agent (any such notice, a “Borrowing Notice”); provided that the first such Borrowing Notice may be revocable by the Borrower, upon at least two Business Days’ notice that the Spectrum Acquisition will not be consummated as of the date of such requested Advance.

(d) The Commitments shall be automatically and permanently reduced upon the making of any Advance in the amount equal to the principal amount of such Advance.

(e) Upon at least three (3) Business Days’ prior irrevocable written or telephonic notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments (any such telephonic notice shall be confirmed promptly by written notice thereof).

(f) Each change in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments or, if the Commitments have terminated, outstanding Advances.

(g) The Commitments shall be automatically and permanently terminated upon the payment of the Ligado Framework Agreement Break-Up Fee in whole or in part.

(h) The Commitments shall be automatically and permanently terminated if the Availability Period ends without the Funding Date occurring.

Section 2.02 Repayment of Advances; Return of Funds in Escrow Deposit Account.

(a) Borrower hereby unconditionally promises to pay to Administrative Agent (or to an account designated by Administrative Agent) the Total Accrued Loan Amount in cash on the Scheduled Maturity Date or any earlier date on which the Total Accrued Loan Amount becomes due and payable pursuant to the terms hereof. Administrative Agent shall promptly notify each Lender of the amount of such Lender’s Applicable Percentage of such repayment. After Administrative Agent’s receipt of the entire amount of the repayment, Administrative Agent shall transfer the repayment to each Lender, in accordance with such Lender’s Applicable Percentage with respect to the Facility.

(b) In the event that the Borrower fails to satisfy the conditions set forth in Section 4.03 prior to the Scheduled Maturity Date or any earlier date on which the Total Accrued Loan Amount becomes due and payable pursuant to the terms hereof, funds held in the Escrow Deposit Account shall be credited towards the Obligations and disbursed to the Lenders in accordance with Section 2.02(a).

Section 2.03 Interest.

(a) Interest. The principal amount of each Advance, and any compounded interest or fees thereon, shall accrue interest at a rate per annum equal to the Applicable Rate, and, subject to this Section 2.03(a), such interest shall be payable on each Interest Payment Date. The total amount of interest due on each Interest Payment Date shall be computed by the Administrative Agent on the immediately preceding Business Day, calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Rate Loans the interest payable on which is then based on the ABR Rate) for actual days elapsed. Interest on the Advances shall be paid in cash by adding to and increasing the principal amount of the Advances. Any fees or interest added to or increasing the principal amount of the Advances shall bear interest as provided in this Section 2.03 from the date on which such fees or interest have been so added. For the avoidance of doubt, all interest shall be paid in full in cash on the Scheduled Maturity Date or any earlier date on which such interest becomes due and payable pursuant to the terms hereof.

(b) Default Interest. While any Event of Default hereunder exists, Borrower shall pay interest on the principal amount of all Loans and other amounts outstanding (whether or not past due) and past due interest thereon, if any, from the date of occurrence of such Event of Default, at a rate per annum which is determined by adding (i) in the case of Loans and interest, two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (or in the case of interest, the borrowings to which such overdue amount relates) and (ii) in the case of all other amounts, including fees, two percent (2.0%) per annum to the Applicable Margin plus the ABR Rate. All such interest shall be payable in cash on demand of the Administrative Agent or the Required Lenders.

Section 2.04 Fees (a) . Borrower shall pay to the Administrative Agent, for the account of each Lender, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

Section 2.05 Interest Rate Determinations . Administrative Agent shall give notice to the Borrower and each Lender of the applicable interest rates for the purposes of Section 2.03 and any calculation related thereto.

Section 2.06 Prepayments of Advances

(a) Borrower may, at its option, prepay the outstanding principal amounts of the Advances (including with Cash held as Collateral), in whole or in part, together with (i) accrued and unpaid interest thereon and (ii) the Prepayment Amount (if any) (and, in the case of a prepayment of all Advances, all other Obligations that are then due and payable or will become due and payable on account of such prepayment), at any time and from time to time upon notice thereof given to Administrative Agent (which notice shall be irrevocable), who shall give to each Lender prompt notice thereof, by Borrower not later than 12:00 p.m. on the date one (1) Business Day prior to the date of such prepayment; provided, however, that (i) each prepayment shall be made on a pro rata basis in accordance with the Lenders’ Applicable Percentages, (ii) each partial prepayment of the Advances shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof and (iii) no voluntary prepayment of principal may occur before the Prepayment Premium Start Date. Notwithstanding anything in this Section 2.06(a) to the contrary, the notice requirements and prepayment minimum amount requirements shall be waived with respect to any prepayment made pursuant to Section 2.06(b), (c) or (d). Each of the Loan Parties acknowledges and agrees that the Prepayment Amount (i) is additional consideration for providing the Advances, (ii) is material inducement to the Lenders to provide the Commitments and make the Advances, (iii) is reasonable and is the product of an arm’s length transaction between sophisticated parties ably represented by counsel and (iv) is not a penalty to punish the Borrower for its early repayment of the Advances.

(b) In the event that any Loan Party or any of its Subsidiaries shall receive Net Cash Proceeds from the issuance of Indebtedness of any Loan Party or any of its Subsidiaries (other than the Advances), the Borrower shall apply 100% of the Net Cash Proceeds of such incurrence of Indebtedness to prepay the Advances no later than five (5) Business Days after the date such Net Cash Proceeds are received.

(c) In the event that any Loan Party or any of its Subsidiaries shall receive Net Cash Proceeds in connection with any Disposition, the Borrower shall apply 100% of the Net Cash Proceeds of such Disposition to prepay the Advances no later than five Business Days after the date such Net Cash Proceeds are received.

(d) In the event that any Loan Party or any of its Subsidiaries shall receive Net Cash Proceeds in connection with any Extraordinary Receipts, the Borrower shall apply 100% of the Net Cash Proceeds of such receipts received by such Loan Party or Subsidiary to prepay Advances (together with accrued interest and any Prepayment Amount with respect to such prepayment) no later than five Business Days after the date such Net Cash Proceeds are received in an aggregate amount equal to 100% of the Net Cash Proceeds actually received.

(e) If it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Advance, or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(i) that Lender shall promptly notify the Administrative Agent upon becoming aware of that event; and

(ii) to the extent that the Lender’s participation has not been transferred pursuant to this Agreement, the Borrower shall repay that Lender’s participation in the Advances on the latest of: (x) the last day of the Interest Period for each Advance occurring after the Administrative Agent has notified the Borrower, (y) the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law), or (z) 90 calendar days after the Administrative Agent has notified the Borrower, and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

(f) The Borrower shall deliver to the Administrative Agent, at the time of each mandatory prepayment required under this Section 2.06, (i) a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) where reasonably practicable, at least five (5) Business Days prior written notice of such prepayment. Each notice of mandatory prepayment under this Section 2.06 shall specify the prepayment date and the principal amount of each Advance (or portion thereof) to be prepaid. The Borrower shall pay the applicable Prepayment Amount in connection with all prepayments and repayments of the Advances as set forth in the definition of “Prepayment Amount” but prepayments otherwise shall be without premium or penalty.

Section 2.07 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or participation therein; or

(iii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to any Lender of making or maintaining the Advances hereunder (or of maintaining its Commitment) or to reduce the amount of any sum received or receivable by any Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such reasonable additional costs incurred or reduction suffered.

(b) If any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on a Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any actual losses with respect to such reduction.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts (and the calculation thereof) necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Administrative Agent, who shall deliver or cause to be delivered such certificate to the Borrower. Such certificate shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate any Lender pursuant to this Section 2.07 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing, if any Lender requests compensation under this Section 2.07 or Borrower must pay increased amounts or any amounts for Indemnified Taxes pursuant to Section 2.08, then the applicable Lender will, if requested by Borrower, use commercially reasonable efforts to designate another lending office for any Advance, or portion thereof, affected by the relevant event if, in the judgment of such Lender, such designation would (i) avoid the requirement for or reduce the amount of such compensation, increased amounts or amounts for Indemnified Taxes, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that such efforts need only be made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 2.07(e) shall affect or postpone any of the Obligations of Borrower or the rights of such Lender pursuant to Section 2.07(a) through (d) or Section 2.08. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

(f) All of Borrower’s obligations under this Section 2.07 shall survive termination of the Facility and repayment of all other Obligations hereunder.

Section 2.08 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Documentation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Administrative Agent or a Loan Party) requires the deduction or withholding of any Tax from any such payment by Administrative Agent or a Loan Party, then Administrative Agent or such Loan Party, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.08) each Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.08, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(d) Indemnification by Loan Parties. The Loan Parties shall indemnify Lenders and Agents, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.08) payable or paid by Lenders or Agents or required to be withheld or deducted from any payment to any Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party (with a copy to Administrative Agent), or by Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Status of Lenders.

(i) If any Lender is entitled to an exemption from or reduction of withholding Taxes with respect to payments made under any Loan Documentation, it shall deliver to the Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.08(e)(ii)(A), (B) and (D) below) shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) if any Lender is a U.S. Person, it shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) if any Lender is a Foreign Lender, it shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by Borrower or Administrative Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Documentation, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Documentation, IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (or an applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipients) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) each Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower or Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E) Each Lender agrees that if any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(F) The Administrative Agent shall deliver to the Borrower, on or before the date on which it becomes the Administrative Agent hereunder, either (i) a duly executed original IRS Form W-9 (or any applicable successor form) certifying that the Administrative Agent is not subject to backup withholding, or (ii) a duly executed original IRS Form W-8IMY (or any applicable successor form) establishing that the Administrative Agent will act as a withholding agent for any U.S. federal withholding tax imposed with respect to any payment made to the Lenders under any Loan Documentation. The Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide the certification described in the preceding sentence.

(f) Treatment of Certain Refunds. If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.08 (including by the payment of additional amounts pursuant to this Section 2.08), it shall pay to the Loan Party that indemnified such Lender or Agent an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.08 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender or Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Loan Parties, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any Lender or Agent be required to pay any amount to any Loan Party pursuant to this paragraph (f) the payment of which would place such Lender or Agent in a less favorable net after-Tax position than such Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender or Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Documentation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Documentation or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

Section 2.09 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Documentation, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.09(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Documentation, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Documentation.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.09(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Documentation, except, in each case, as expressly required pursuant to this Section 2.09.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Documentation, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Rate Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to ABR Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the ABR Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the ABR Rate.

(f) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Documentation, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Documentation.

Section 2.10 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Advance from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by Administrative Agent hereunder from Borrower and each Lender’s Applicable Percentage thereof.

(c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

(d) No Note shall be required on the Funding Date to evidence the Advances by Lenders to the Borrower. Upon the request of a Lender, Borrower shall prepare, execute and deliver to such Lender a Note, payable to such Lender and its registered assigns and in a form approved by such Lender, which shall evidence the Advances to the Borrower by such Lender in addition to such records. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times be represented by one or more Notes in such form payable to the payee named therein and its registered assigns.

Section 2.11 Payments and Computations.

(a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 11:00 a.m. on the day when due in Dollars to Administrative Agent in immediately available funds (or, if expressly permitted hereunder, in kind). Administrative Agent shall promptly distribute to each Lender its Pro Rata Share (or other applicable basis as provided herein), of such cash payment in like funds as received by wire transfer to such Lender. All payments received by Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c) All payments (including prepayments and any other amounts received hereunder in connection with the exercise of any Lender’s rights after an Event of Default) made by Borrower to Administrative Agent under any Loan Documentation shall be applied to amounts then due and payable in the following order, ratably in accordance with the percentage of any such amounts owed to each Lender: (A) any expenses and indemnities payable by Borrower to the Lenders under any Loan Documentation; (B) to any accrued and unpaid interest and fees due under this Agreement; (C) to principal payments on the outstanding Advances; and (D) to the extent of any excess, to the payment of all other Obligations under the Loan Documentation; provided that, in the case of an exercise of remedies, the Administrative Agent may elect the order in which different Advances are deemed to be paid.

(d) The obligations of Lenders hereunder to make Advances and to make payments pursuant to Section 11.04(d) are several and not joint. The failure of any Lender to make any Advance or to make any payment under Section 11.04(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance or to make its payment under Section 11.04(d).

Section 2.12 Extension of Availability Period. The Borrower shall have the option to extend, not more than one (1) time, the Availability Period then in effect for one (1) additional one hundred and eighty (180) day period, subject to satisfaction of the following conditions precedent:

(a) the Borrower shall have paid, or caused to be paid, the Extension Fee to the Administrative Agent for the benefit of the extending Lenders;

(b) no Event of Default shall have occurred and be continuing on the date on which an Extension Request is given;

(c) all representations and warranties of the Loan Parties under the Loan Documentation are true and correct in all material respects on and as of the date of the extension, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition; and

(d) the Borrower shall have delivered an Extension Request with respect to the Availability Period to the Administrative Agent not more than sixty (60) days and not less than thirty (30) days prior to the expiration of the Availability Period then in effect.

Section 2.13 Pro Rata Treatment. Except as otherwise expressly provided herein, each Advance, each payment or prepayment of principal of any Advance, each payment of interest on the Advances, each payment of fees owed under the Fee Letter, each reduction of the Commitments and each continuation of any Advance as an Advance of any type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Advances). Each Lender agrees that in computing such Lender’s portion of any Advance to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Advance to the next higher or lower whole Dollar amount.

Section 2.14 Sharing of Setoffs. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or Commitments to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Article 3

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders on the Closing Date, the Funding Date and on each other date contemplated by Article 4:

Section 3.01 Organization; Powers. Each Loan Party (i) is duly organized and/or registered and validly existing under the laws of the jurisdiction of its organization and/or registration, as applicable, (ii) has all requisite power and authority to enter into, deliver and perform its obligations under the Loan Documentation, and consummate the Transactions (including, in the case of the Borrower, to borrow hereunder), (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and (iv) is in good standing under the laws of the jurisdiction of its organization and/or registration, as applicable.

Section 3.02 Authorization; Enforceability.

(a) The Transactions are within the powers of and have been duly authorized by all necessary action of each Loan Party.

(b) Each document included in the Loan Documentation to which such Loan Party is a party has been duly authorized, executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts

. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect and except (x) for filings necessary to perfect Liens created pursuant to the Loan Documentation and (y) the Approval Condition solely with respect to representations made prior to the Funding Date, (ii) will not violate any Law applicable to any Loan Party, (iii) will not violate or result in a default under any Organization Document, indenture, agreement or other instrument binding upon any Loan Party or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documentation.

Section 3.04 Financial Condition.

(a) Each of the Borrower Financial Statements delivered to the Lenders as of such date are true and correct in all material respects. Borrower has no material assets other than the Collateral nor any Indebtedness or monetary obligations other than Indebtedness permitted by Section 6.01.

(b) Since March 31, 2024, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.05 Litigation Matters.

. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against such Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

Section 3.06 Compliance with Laws.

(a) Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

(b) No part of the proceeds of any Advance will be used by the Loan Parties or their Affiliates, whether directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” (within the meaning of the Margin Regulations).

Section 3.07 Investment Company Status. No Loan Party is, and after giving effect to the contemplated Transactions no Loan Party shall be, required to register as an “investment company” under the United States Investment Company Act of 1940.

Section 3.08 Taxes. Each Loan Party has timely filed (taking into account applicable extensions) all income Tax returns and other material Tax returns which are required to be filed by it in all jurisdictions and has paid all material Taxes, assessments, claims, governmental charges or levies imposed on it or its properties which are due and payable (other than any amount (i) the validity of which is currently being contested in good faith, (ii) with respect to which reserves have been provided for in accordance with GAAP and (iii) as to which no Collateral would become subject to forfeiture or loss as a result of such contest).

Section 3.09 Disclosure. Each Loan Party has disclosed to each Agent and Lender (x) all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and (y) any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction relating to the Collateral. All information provided by or on behalf of any Loan Party to the Agents and Lenders in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documentation or the Transactions is complete and correct in all material respects and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

Section 3.10 Agreements. Borrower is not a party to, nor are its assets bound by, any agreement or instrument, other than those permitted under Section 6.10, and Borrower is not in default under any provision of any such agreement or instrument. RevenueCo is not a party to, nor are its assets bound by, any agreement or instrument, other than those permitted under Section 6.10, and RevenueCo is not in default under any provision of any such agreement or instrument.

Section 3.11 Solvency. (i) The present fair market value of each Loan Party’s assets exceeds the total amount of such Loan Party’s liabilities (including contingent liabilities), (ii) each Loan Party has capital and assets sufficient to carry on its businesses, (iii) no Loan Party is engaged in or about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) no Loan Party intends to incur or believes that it will incur debts beyond its ability to pay as they become due. No Loan Party will be rendered insolvent by the consummation of the Transactions.

Section 3.12 Ownership of Assets.

(a) Borrower owns all of its assets (including all of the Collateral purported to be owned by it) free and clear of Liens, other than Permitted Liens.

(b) RevenueCo owns all of its assets (including all of the Collateral purported to be owned by it) free and clear of Liens, other than Permitted Liens.

(c) Neither the Borrower nor any Guarantor has made or consented to, or is aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its properties, including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Liens granted to the Lenders under the Loan Documentation and Permitted Liens.

(d) On each of the Closing Date and the Funding Date, after giving effect to the Transactions, AST directly owns 100% of the Shares free and clear of all Liens other than Liens granted to the Collateral Agent under the Security Documents.

Section 3.13 Subsidiaries. Neither Borrower nor RevenueCo has any Subsidiaries.

Section 3.14 Anti-Corruption Laws and Sanctions.

(a) Each Loan Party and its managers and officers and, to the knowledge of Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Loan Parties or any of their Responsible Officers, or (b) to the knowledge of Borrower, any managers, employees or agents of the Loan Parties, is a Sanctioned Person, other than, in each case, to the extent that such representation and warranty would result in a violation of (i) Council Regulation (EC) No 2271/96, as amended or (ii) any similar blocking or anti-boycott law in the United Kingdom.

(b) No part of the proceeds of the Advances will be used, directly or indirectly, by the Borrower (i) in violation of Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions, except as permitted for a Person required to comply with Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor or otherwise), other than, in each case, to the extent that such representation and warranty would result in a violation of (x) Council Regulation (EC) No 2271/96, as amended or (y) any similar blocking or anti-boycott law in the United Kingdom.

Section 3.15 Employee Matters. The Borrower does not have and has never had (a) any employees and has never directly contracted with individuals who are not independent contractors, (b) to maintain, contribute to, or any direct obligation to maintain or contribute to, any Employee Benefit Plan, and (c) any actual or potential liabilities with respect to any Pension Plan. No Person treated as an independent contractor by the Borrower shall have been classified as an employee by any Governmental Authority.

Section 3.16 No Plan Assets. The assets of the Loan Parties do not constitute “plan assets” of any “benefit plan investor” within the meaning of the Plan Asset Regulation (an “ERISA Plan”).

Section 3.17 Conduct of Business. Neither Borrower nor RevenueCo is engaged in any business or activity other than (a) holding Cash and Cash Equivalents, ministerial activities incidental thereto and otherwise expressly contemplated herein, (b) performing its obligations under the Loan Documentation and the Transactions and (c) payment of taxes and administrative fees necessary for compliance with this Agreement.

Section 3.18 Separateness. Each of Borrower and RevenueCo is in compliance with the Separateness Provisions (as defined in Section 5.08). Since Borrower’s date of formation though the Closing Date, Borrower had no assets, indebtedness or operations (other than with respect to the Transactions). Since RevenueCo’s date of formation though the Funding Date, RevenueCo had no assets, indebtedness or operations (other than with respect to the Transactions).

Section 3.19 Security Documents. The Security Documents, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof to the extent a security interest in such Collateral is capable of being created under applicable law and (i) when the Pledged Collateral (as defined in the Security Documents) is delivered to the Collateral Agent, the Lien created under the Security Documents shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest in such Pledged Collateral, in each case prior and superior in right to any other Person to the extent a Lien in such Pledged Collateral is capable of perfection by delivery in accordance with applicable law and (ii) all filings and other actions necessary to perfect and protect the Liens on the Collateral created under, and in the manner contemplated by, the Security Documents have been duly made or taken or otherwise provided for (to the extent required hereby or by the applicable Security Documents) and are in full force and effect, each Lien created under the Security Documents constitutes a fully perfected Lien on, and security interest in, all right, title and interest in the Collateral described in the applicable Security Document to the extent such Lien is capable of perfection under applicable law, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

Article 4

CONDITIONS OF LENDING

Section 4.01 Conditions Precedent to the Closing Date. The obligation of each Lender to make the Commitments hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement; and

(ii) executed counterparts of the Fee Letter.

(b) The Administrative Agent’s receipt of a corporate and enforceability opinion from Freshfields US LLP, New York counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date.

(c) The Administrative Agent’s receipt of certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party and dated within 30 days of the Closing Date, certificates of resolutions or other action, incumbency certificates, certificates of incorporation, certificates of registration, other Organization Documents and statutory registers and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably request evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documentation to which such Loan Party is a party.

(d) All fees and expenses due to the Lenders and their Affiliates and required to be paid on the Closing Date and (in the case of expenses) invoiced at least three (3) Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid (collectively, the “Closing Date Fees”). The Closing Date Fees (i) shall be fully earned and payable to the Administrative Agent on the date hereof, (ii) shall not be refundable for any reason whatsoever, (iii) shall be in addition to and not creditable against any other fee, cost or expense payable under the Loan Documentation and (iv) shall not be subject to counterclaim or setoff for, or otherwise affected by, any claim or dispute the Borrower may have.

(e) The Lenders shall have received from Borrower the balance sheet and related statement of income, partners’ equity and cash flows of PublicCo as of and for the fiscal year ended December 31, 2024, audited by and accompanied by the opinion of KPMG LLP, independent public accountants.

(f) The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, that has been requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Closing Date.

(g) Since March 31, 2024, there has not been any Material Adverse Effect with respect to any Loan Party or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(h) At least three (3) Business Days prior to the Closing Date (to the extent reasonably requested in writing at least ten (10) Business Days prior to the Closing Date), if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower shall deliver a Beneficial Ownership Certification in relation to Borrower.

(i) The representations and warranties set forth in Article 3 and in each other Loan Documentation shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

The occurrence of the Closing Date shall be deemed to constitute a representation and warranty by the Borrower and each other Loan Party on the date thereof as to the satisfaction of the conditions specified in this Section 4.01.

Section 4.02 Conditions Precedent to the Funding Date. The obligation of each Lender to make Advances hereunder on the Funding Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed copies of (i) a customary joinder and related deliverables, including without limitation corporate ancillary and legal opinions, in each case as the Administrative Agent may reasonably request pursuant to which RevenueCo shall become a guarantor hereunder and (ii) the Revenue Sharing Agreements, each of which shall be in form and substance reasonably acceptable to the Lenders;

(ii) executed counterparts of each Security Document required to be executed on the Funding Date, duly executed by each Loan Party thereto or AST, as the case may be, together with:

(A) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Documents on assets of the Loan Parties and AST covering the Collateral described in the Security Documents; and

(B) evidence that all other actions, recordings and filings required by the Security Documents as of the Funding Date or that the Administrative Agent may deem reasonably necessary to satisfy the Collateral Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iii) certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party and AST and dated within 30 days of the Funding Date, certificates of resolutions or other action, incumbency certificates, certificates of incorporation, certificates of registration, other Organization Documents and statutory registers and/or other certificates of Responsible Officers of each Loan Party and AST as the Administrative Agent may reasonably request evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documentation to which AST or such Loan Party is a party or is to be a party on the Funding Date;

(iv) a certificate, dated the Funding Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in this Sections 4.02(b), (c), (e) and (f);

(v) a Borrowing Notice as required by Section 2.01 specifying whether the requested Advance will be made into the Escrow Deposit Account or to the Funding Account;

(vi) an executed counterpart of a Note in favor of the Lenders, if requested;

(vii) a corporate, enforceability and security interests opinion from Freshfields US LLP, New York counsel to the Loan Parties and AST, addressed to the Administrative Agent and the Lenders and dated as of the Funding Date;

(viii) a non-consolidation opinion with respect to the Borrower and RevenueCo from Freshfields US LLP, New York counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders and dated as of the Funding Date;

(ix) a solvency certificate dated the Funding Date from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D; and

(x) a certificate, dated the Funding Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.02(b), (c) and (e) and either (x) the condition set forth in the proviso of Section 4.02(f) or (y) the conditions set forth in Section 4.03(b)-(j), as applicable.

(b) The representations and warranties set forth in Article 3 and in each other Loan Documentation shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(c) No Default or Event of Default shall exist or would result from such proposed Advance or from the application of the proceeds therefrom.

(d) All fees and expenses due to the Lenders and their Affiliates and required to be paid on the Funding Date and (in the case of expenses) invoiced at least three (3) Business Days before the Funding Date (except as otherwise reasonably agreed by the Borrower) shall have been paid (collectively, the “Funding Date Fees”). The Funding Date Fees shall be (i) fully earned and payable to the Administrative Agent on the Funding Date, (ii) nonrefundable for any reason whatsoever, (iii) shall be in addition to and not creditable against any other fee, cost or expense payable under the Loan Documentation and (iv) shall not be subject to counterclaim or setoff for, or otherwise affected by, any claim or dispute the Borrower may have.

(e) Since March 31, 2024, there has not been any Material Adverse Effect with respect to AST or any Loan Party or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(f) Each of the conditions set forth in Section 4.03(b)-(j) have occurred; provided that if the conditions set forth in Section 4.03(b)-(j) have not occurred or will not occur substantially concurrently with the borrowing of Advances on the Funding Date, the Escrow Deposit Account shall have been established and the Advance shall be funded to the Escrow Deposit Account.

(g) For any Loan Party that did not previously provide such documentation on the Closing Date, the Administrative Agent shall have received at least three (3) Business Days prior to the Funding Date all documentation and other information about the such Loan Party required under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, that has been requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Funding Date.

(h) For any Loan Party that did not previously provide such Beneficial Ownership Certification on the Closing Date, at least three (3) Business Days prior to the Funding Date (to the extent reasonably requested in writing at least ten (10) Business Days prior to the Funding Date), if such Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall deliver a Beneficial Ownership Certification in relation to such Loan Party.

(i) The Administrative Agent shall have received evidence of delivery to Ligado of the N&A (as defined in the SpectrumCo-Ligado Collaboration Agreement), pursuant to Section 14.1.1 of the SpectrumCo-Ligado Collaboration Agreement.

The delivery of the Borrowing Notice shall be deemed to constitute a representation and warranty by the Borrower and each other Loan Party on the Funding Date, as to the satisfaction of the conditions specified in Sections 4.01 and 4.02.

Section 4.03 Conditions Precedent to the Funding Date or the Escrow Release Date. The obligation of the Administrative Agent to release amounts on deposit in the Escrow Deposit Account to the Borrower or to fund the Advances to the Borrower in accordance with Section 2.01(a) is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.

(a) Solely with respect to the release of amounts on deposit in the Escrow Deposit Account, the Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) at least three (3) Business Days’ prior to the requested Escrow Release Date, a written request signed by a Responsible Officer of the Borrower substantially in the form attached hereto as Exhibit F certifying that the conditions set forth in this Section 4.03 will be satisfied as of such date (an “Escrow Release Request”).

(ii) a solvency certificate dated the Escrow Release Date from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D;

(iii) a certificate, dated the Escrow Release Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.03(b), (c), (d) and (f).

(b) The Approval Condition shall have occurred or shall occur substantially concurrently on the Escrow Release Date or the Funding Date, as the case may be, in accordance with the terms of the SpectrumCo-Ligado Agreements.

(c) The Spectrum Acquisition shall have been consummated or shall be consummated substantially concurrently with the Escrow Release Date or the Funding Date, as the case may be, in accordance with the terms of the SpectrumCo-Ligado Agreements.

(d) The Spectrum Usage Agreement shall be in full force and effect.

(e) [Reserved.]

(f) The Chapter 11 plan of Ligado confirmed in connection with case number 25-10006 filed on January 5, 2025, in the United States Bankruptcy Court for the District of Delaware (i) shall be in form and substance reasonably satisfactory to the Administrative Agent with respect to the disposition and treatment of any liens, claims, or interests in, the Spectrum Assets; provided that this clause (i) shall be deemed satisfied if the Chapter 11 plan of Ligado so confirmed is substantially in the form of the Chapter 11 plan filed on March 21, 2025 in connection with case number 25-10006, in the United States Bankruptcy Court for the District of Delaware, or does not contain any amendments or modifications to such Chapter 11 plan that are materially adverse to the Administrative Agent or the Lenders, (ii) shall not conflict with or otherwise impair the covenants, representations, and warranties of the Loan Parties set forth herein and (iii) shall not have been amended or modified in a manner that is materially adverse to the Administrative Agent or the Lenders.

(g) The representations and warranties set forth in Article 3 and in each other Loan Documentation shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Escrow Release Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(h) To the extent the Exit Facility (as defined in the RSA Term Sheet) is effective concurrently with the Funding Date or the Escrow Release Date, the Exit Facility (as defined in the RSA Term Sheet) (i) shall be in full force and effect and have a maturity date on or after June 30, 2033 and (ii) shall not (x) have more onerous mandatory prepayment provisions than as detailed in the draft Summary Terms and Conditions dated as of June 16, 2025, and (y) have been amended or modified in any way that results in a shorter weighted average life, a copy of which shall have been delivered to the Administrative Agent.

(i) To the extent the Exit Facility (as defined in the RSA Term Sheet) is effective concurrently with the Funding Date or the Escrow Release Date, the Subordination Agreement shall be in full force and effect, a copy of which shall have been delivered to the Administrative Agent.

(j) As of the date of determination, the SpectrumCo-Ligado Agreements, as amended, modified, and/or restated prior to such date, shall be in form and substance satisfactory to the Administrative Agent, including, without limitation, with respect to remedies available to the parties thereto; provided that this condition shall be deemed satisfied if none of the SpectrumCo-Ligado Agreements have been modified in a manner that is materially adverse to the Administrative Agent or the Lenders.

(k) No Default or Event of Default shall exist or would result from the release of amounts on deposit in the Escrow Deposit Account.

(l) All fees and expenses due to the Lenders and their Affiliates and required to be paid on the Escrow Release Date and (in the case of expenses) invoiced at least three (3) Business Days before the Escrow Release Date (except as otherwise reasonably agreed by the Borrower) shall have been paid (collectively, the “Escrow Date Fees”). The Escrow Date Fees shall be (i) fully earned and payable to the Administrative Agent on the Escrow Release Date, (ii) nonrefundable for any reason whatsoever, (iii) shall be in addition to and not creditable against any other fee, cost or expense payable under the Loan Documentation and (iv) shall not be subject to counterclaim or setoff for, or otherwise affected by, any claim or dispute the Borrower may have.

The delivery of the Escrow Release Request shall be deemed to constitute a representation and warranty by the Borrower and each other Loan Party on the Escrow Release Date, as to the satisfaction of the conditions specified in Section 4.03.

Article 5

AFFIRMATIVE COVENANTS

On and after the Closing Date and, following the Funding Date, so long as any Obligations (other than contingent indemnification obligations as to which no claim has been asserted) remain outstanding:

Section 5.01 Financial Statements. The Borrower shall furnish to the Administrative Agent, which shall furnish to each Lender:

(a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower’s balance sheet and related statements of income, stockholders’ equity and cash flows, showing the financial condition of the Borrower as of the close of such fiscal year and the results of its operations during such year, all certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied;

(b) Promptly after the receipt thereof by any Loan Party, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(c) Within 45 days after the end of each fiscal quarter of Borrower, a Compliance Certificate signed by a Responsible Officer of the Borrower certifying, among other things, that no Event of Default or Default has occurred (including, without limitation, calculations evidencing compliance with Section 6.18) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(d) Promptly, and in any event, within three (3) Business Days after any Loan Party obtains knowledge of the occurrence hereof, notice of any change in AST’s ownership interest in the Borrower;

(e) Promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;

(f) Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party or any of its Subsidiaries or compliance with the terms of any of the Loan Documentation, as the Administrative Agent or any Lender may reasonably request;

(g) Promptly following any meeting of the Steering Committee, any written documentation distributed to the Steering Committee at such meeting, including but not limited to any minutes of meetings held by the Steering Committee; and

(h) To the extent reasonably requested by the Administrative Agent and received by the Borrower, evidence of receipt by Inmarsat of a SpectrumCo Usage Right Payment (as defined in the SpectrumCo-Ligado Collaboration Agreement) promptly following receipt thereof.

Section 5.02 Notices of Material Events. Borrower shall furnish to Administrative Agent or cause to be furnished to Administrative Agent, as promptly as reasonably practicable after obtaining actual knowledge thereof, notice of the occurrence of (i) any Default or Event of Default, (ii) any default or breach under (a) SpectrumCo-Ligado Agreements, (b) Spectrum Usage Agreement, (c) Cooperation Agreement or (d) Subordination Agreement, (iii) any matter which has resulted or would reasonably be expected to result in a Material Adverse Effect, (iv) the receipt of any notice of any governmental investigation or any material litigation commenced or threatened against any Loan Party, where such Loan Party is specifically named in such investigation or litigation, (v) any actual or potential liabilities with respect to any Pension Plan, (vi) the Ligado Call Option, (vii) the receipt of any notice issued by, and any minutes of meetings held by, the Steering Committee, (viii) the distribution or receipt of any notice provided under Sections 5.3 and 5.4 of the Ligado Framework Agreement, (ix) the distribution or receipt of any other material notice relating to the SpectrumCo-Ligado Agreements and (x) any event that would allow Ligado to terminate the SpectrumCo-Ligado Collaboration Agreement (without taking into account any applicable grace or cure periods). Borrower shall furnish to Administrative Agent or cause to be furnished to Administrative Agent any Notice of Disagreement (as defined in the SpectrumCo-Ligado Collaboration Agreement) in relation to any SpectrumCo Net Revenue Share Amount (as defined in the SpectrumCo-Ligado Collaboration Agreement) within one (1) Business Day of Borrower’s receipt thereof.

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Representative of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Loan Party will at all times preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.04 Payment of Obligations. Each Loan Party shall pay and discharge, as and when the same shall become due and payable, all material liabilities (other than Taxes, which are addressed in Section 5.11) imposed upon it or upon its property; provided that no such liability needs to be paid or discharged if (i) it is being contested in good faith by appropriate proceedings, (ii) reserves, in accordance with GAAP, have been provided for and (iii) in the case of the Borrower, no Collateral would become subject to forfeiture or loss as result of such contest.

Section 5.05 Compliance with Laws. Each Loan Party shall comply in all material respects with the requirements of all applicable Laws, all orders, writs, injunctions and decrees applicable to it or its property and its Organization Documents. Each Loan Party will maintain, or be subject to, policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws and applicable Sanctions by such Loan Party and its managers, officers, and employees and, in the case of Anti-Corruption Laws, its agents (acting in their capacity as such).

Section 5.06 Further Assurances. Upon the request of the Required Lenders, the Administrative Agent or the Collateral Agent, any Loan Party shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as may be required under applicable Law or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably determine necessary in order to ensure that the Collateral Requirement is satisfied.

Section 5.07 Books and Records. Each Loan Party shall keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its respective business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable notice (and no more than twice in any calendar year when no Event of Default has occurred and is continuing (or, in the case of any additional visit when no Event of Default has occurred and is continuing, at the expense of the Administrative Agent or such Lender)), to visit and inspect the financial records, partnership register and the properties of such Person at reasonable times (and, solely with respect to the Borrower, to make extracts from and copies of such financial records and partnership register) and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers or directors thereof (or the equivalent thereof) and independent accountants therefor, in each case subject to reasonable requirements of confidentiality, including requirements imposed by law or any contract with any third party not affiliated with any Loan Party.

Section 5.08 Special Purpose Entity; Maintenance of Separateness. Each of the Borrower and RevenueCo shall:

(a) maintain its own separate books and records and bank accounts;

(b) at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity;

(c) file its own tax returns, if any, as required under applicable law;

(d) hold all of its assets in its own name and not commingle its assets with assets of any other Persons;

(e) strictly comply with all organizational formalities to maintain its separate existence;

(f) maintain separate records and accounts;

(g) pay its own liabilities out of its own funds;

(h) cause the members, Responsible Officers, agents and other representatives of Borrower or RevenueCo, as the case may be, to act at all times with respect to the Borrower or RevenueCo, as the case may be, consistently and in furtherance of the foregoing; and

(i) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for services performed by an employee of an Affiliate (the foregoing provisions in this Section 5.08, the “Separateness Provisions”).

Section 5.09 ERISA Plan Assets. The Borrower agrees to promptly notify the Administrative Agent if it knows that the assets of any Loan Party constitute ERISA Plan assets as advised by counsel to the Loan Party or as notified in writing by the U.S. Department of Labor.

Section 5.10 Use of Proceeds. Borrower shall use the proceeds of Advances solely (i) to pay (or cause to be paid) the DUO Payments in an amount not to exceed $550,000,000 and (ii) either (x) to satisfy the Borrower’s obligations under the SpectrumCo-Ligado Collaboration Agreement or (y) (A) if the DUO Note has previously been issued, to refinance the DUO Note in an amount not to exceed $200,000,000 and (B) if cash has previously been applied in satisfaction of the DUO Payments, to reimburse any cash payments made to Ligado (or its designee) in an amount not to exceed $550,000,000, which such amounts shall be inclusive of, and not in addition to, the $550,000,000 cap on DUO Payments.

Section 5.11 Payment of Taxes. Each Loan Party will, and will cause each of its subsidiaries to, pay all Tax liabilities, before any penalty accrues thereon, except where (a) (i) any such payment is being contested in good faith by appropriate proceedings and (ii) the Borrower or such subsidiary has set aside on its books adequate reserves or other appropriate provision with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

Section 5.12 Takings Litigation. Upon resolution of the Takings Litigation, the Borrower shall cause Ligado to comply with its obligations under Section 2.3.2 of the SpectrumCo-Ligado Collaboration Agreement in accordance with the terms thereof.

Section 5.13 Pending Net Revenue Share Payment. On the same day as the Borrower’s delivery to Ligado of each SpectrumCo Net Revenue Report (as defined in the SpectrumCo-Ligado Collaboration Agreement), the Borrower shall cause an amount equal to the amount of the applicable SpectrumCo Net Revenue Share Amount (as defined in the SpectrumCo-Ligado Collaboration Agreement) detailed in such SpectrumCo Net Revenue Report to be deposited into the RevenueCo Collateral Account. If Ligado delivers a Notice of Disagreement (as defined in the SpectrumCo-Ligado Collaboration Agreement) in relation to any SpectrumCo Net Revenue Share Amount (as defined in the SpectrumCo-Ligado Collaboration Agreement), the Borrower shall cause an additional amount equal to the amount in dispute detailed in such Notice of Disagreement (as defined in the SpectrumCo-Ligado Collaboration Agreement) to be deposited into such Collateral Account within five (5) Business Days of such delivery. For the avoidance of doubt, all amounts required to be deposited into a Collateral Account pursuant to this Section 5.13 shall be in addition to any other amounts required to be deposited into a Collateral Account.

Section 5.14 SpectrumCo Usage Right Payments. The Borrower shall (i) use its reasonable best efforts to ensure that, at all times following the Funding Date, Ligado shall have agreed that the SpectrumCo Usage Right Payments (as defined in the SpectrumCo-Ligado Collaboration Agreement) shall be paid directly (or from an escrow account without any further consent or action by Ligado) to Inmarsat on a timely basis and that evidence of the same shall be provided to the Borrower, (ii) request from Ligado any evidence that the Administrative Agent reasonably requests of Inmarsat’s receipt of each such payment and promptly provide such evidence to the Administrative Agent upon receipt thereof and (iii) upon the Administrative Agent’s request, provide written details of the agreed payment routing mechanism that is in place and provides for the payment of the SpectrumCo Usage Right Payments (as defined in the SpectrumCo-Ligado Collaboration Agreement).

Article 6

 NEGATIVE COVENANTS

On and after the Closing Date and, following the Funding Date, so long as any Obligations (other than contingent indemnification obligations as to which no claim has been asserted) remain outstanding:

Section 6.01 Indebtedness. No Loan Party shall, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, other than the Obligations under the Loan Documentation.

Section 6.02 Liens. No Loan Party shall, directly or indirectly, create, incur, assume or suffer to exist any Lien or other priority rights on any property or asset or any of its revenues (including Equity Interests or other securities of any Person) owned or hereafter acquired by it at any time, except for Permitted Liens.

Section 6.03 Business Activities. Neither Borrower nor RevenueCo shall, directly or indirectly, engage at any time in any business or business activity or have any material assets or liabilities other than (i) directly holding Cash and Cash Equivalents, ministerial activities reasonably related or incidental thereto or otherwise expressly permitted hereunder, and (ii) performing its obligations under the Loan Documentation, the SpectrumCo-Ligado Agreements and the Transactions and activities reasonably related or incidental thereto. Neither Borrower nor RevenueCo shall, directly or indirectly, engage in any merger, consolidation, amalgamation or similar transaction.

Section 6.04 Investments and Acquisitions. Borrower shall not, directly or indirectly, purchase, hold or acquire (including pursuant to any merger or consolidation with any other Person) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), other than Cash and Cash Equivalents and any investment received in connection with any bankruptcy or workout with respect to Ligado in connection with the SpectrumCo-Ligado Agreements; provided that all such investments shall be pledged or otherwise subject to a first priority security interest in favor of the Collateral Agent pursuant to a Security Document.

Section 6.05 Distributions

(a) Borrower shall not, directly or indirectly, make any dividend, distribution or other payment (whether in cash, securities or other property) in respect of its Equity Interests (including in connection with any purchase, redemption, retirement, acquisition, cancellation or termination thereof) other than in respect of (i) Taxes to the extent permitted to be paid pursuant to Section 9.01(e), and (ii) so long as no Event of Default has occurred and is continuing, any amount in the Secured Account that is allocable to Borrower in accordance with Section 9.01.

(b) RevenueCo shall not, directly or indirectly, make any dividend, distribution or other payment (whether in cash, securities or other property) that is not expressly permitted by the Revenue Sharing Agreements.

Section 6.06 Investment Company. No Loan Party shall, directly or indirectly, be required to register as an “investment company” under the United States Investment Company Act of 1940.

Section 6.07 No Amendment of Organization Documents. Borrower and RevenueCo shall not, directly or indirectly, consent to or permit any amendment, supplement, modification or waiver of any of the terms or provisions of its Organization Documents (i) (a) relating to the power to enter into, and perform its obligations under, the Loan Documentation or (b) corresponding to the Separateness Provisions or the provisions set forth in this Article 6 or in Article 9, or (ii) if such amendment, supplement, modification or waiver (a) would materially impair or diminish, or circumvent, any term or provision described in clause (i) above or (b) that could reasonably be expected to result in a Material Adverse Effect.

Section 6.08 Transactions with Affiliates. Neither Borrower nor RevenueCo shall, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its respective Affiliates, except transactions that (a) are incidental to holding Cash and Cash Equivalents and performing its obligations under the Loan Documentation and the Transactions and (b) are on terms and conditions substantially as favorable to the Borrower or RevenueCo, as applicable, as could be obtained on an arm’s-length basis from unrelated third-parties; provided that this Section 6.08 shall not prohibit (i) contributions of Cash or Cash Equivalents from members to the Borrower or (ii) distributions permitted under Section 6.05.

Section 6.09 Formation of Subsidiaries. Neither Borrower nor RevenueCo shall form, create, organize, incorporate or acquire any Subsidiaries.

Section 6.10 Agreements. (i) Borrower shall not, directly or indirectly, enter into any agreement other than (v) the Organization Documents of Borrower, (w) the Loan Documentation, (x) the SpectrumCo-Ligado Agreements, (y) the Spectrum Usage Agreement and the Revenue Sharing Agreements and (z) routine administrative agreements entered into in the ordinary course of Borrower’s business; provided that Borrower shall not have any monetary obligations under such administrative agreements, (ii) Borrower shall not, directly or indirectly, enter into or suffer the existence of any shareholders’ agreement, investor rights agreement or other contractual restriction with respect to the Shares, (iii) Borrower shall not, directly or indirectly, enter into or suffer the existence of any agreement that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien upon any of the Collateral or its property or assets (other than the Loan Documentation) and (iv) RevenueCo shall not, directly or indirectly, enter into any agreement other than (x) the Organization Documents of RevenueCo, (y) the Revenue Sharing Agreements and (z) routine administrative agreements entered into in the ordinary course of RevenueCo’s business; provided that RevenueCo shall not have any monetary obligations under such administrative agreements.

Section 6.11 Amendments to Agreements. Each of Borrower and RevenueCo, as applicable, shall not agree to any amendments, modifications or waivers of the Spectrum Usage Agreement, the Revenue Sharing Agreements, the Ligado Framework Agreement, the Subordination Agreement, or the SpectrumCo-Ligado Collaboration Agreement, in each case without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld); provided that (x) the parties agree that it shall not be unreasonable for the Administrative Agent to withhold consent if any such amendment, modification or waiver could reasonably be expected to be adverse to the Lenders or the Administrative Agent, and (y) in the case of the SpectrumCo-Ligado Collaboration Agreement, the consent of the Administrative Agent shall not be required in the case of immaterial, administrative changes that could not reasonably be expected to have an adverse effect on the Lenders or the Administrative Agent (however, the Borrower agrees to provide prior written notice to the Administrative Agent regarding any such immaterial, administrative changes together with a copy of the proposed amendment or modification effecting such change).

Section 6.12 No Impairment of Shares. Each of Borrower and RevenueCo shall not, directly or indirectly, take any action that would impair any Lender’s security interest in the Collateral or its ability to exercise remedies against such Collateral (including without limitation by imposing any transfer restrictions on the Collateral, or entering into any agreement, or revoking or purporting to revoke the authorization of any officer of Borrower or RevenueCo, as applicable, who executed any instrument of transfer or assignment for the Collateral delivered to the Collateral Agent, whether or not such Person is no longer an officer if such revocation or purported revocation of authority would have retroactive effect with respect to such documents delivered in connection with the Collateral).

Section 6.13 Compliance with Margin Regulations. No Loan Party shall, directly or indirectly, use, or permit its Affiliates to use, any part of the proceeds of any Advance, whether directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” (within the meaning of the Margin Regulations).

Section 6.14 Anti-Corruption Laws and Sanctions. No Loan Party shall, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) in violation of Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions, except as permitted for a Person required to comply with Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor or otherwise), other than, in each case, to the extent that such covenant would result in a violation of (x) Council Regulation (EC) No 2271/96, as amended or (y) any similar blocking or anti-boycott law in the United Kingdom.

Section 6.15 Employee Matters. The Borrower shall not, directly or indirectly, establish, maintain, contribute to or incur any obligation to contribute to any Employee Benefit Plan.

Section 6.16 Dispositions. Each of Borrower and RevenueCo shall not, directly or indirectly, Dispose of (a) any of the Collateral, or (b) any property or assets, unless (i) such Disposition is for fair market value, (ii) no Event of Default shall have occurred and be continuing, and (iii) the Borrower or RevenueCo, as applicable, shall receive cash as consideration for such Disposition and (iv) the Net Cash Proceeds of such Disposition are deposited into the Secured Account.

Section 6.17 Bankruptcy Remote.

(a) Neither Borrower nor RevenueCo shall at any time fail to be organized as a bankruptcy-remote entity having bylaws or an operating agreement, as applicable, conforming to the requirements of the Separateness Provisions and which bylaws or operating agreement, as applicable, shall contain usual and customary provisions for (i) appointment of an independent director whose affirmative vote shall be required to commence an insolvency proceeding and (ii) separateness representations and covenants.

(b) Except as otherwise expressly set forth in the Spectrum Usage Agreement, Borrower will retain, not alienate in any manner, and be the sole and exclusive beneficiary of, all rights in and to the Spectrum Assets granted to it under the SpectrumCo-Ligado Collaboration Agreement and all other rights and benefits granted to it under the SpectrumCo-Ligado Collaboration Agreement (to the fullest extent permitted by Law). The foregoing shall include in the event of breach of contract, insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the parties to the Spectrum Usage Agreement or the SpectrumCo-Ligado Collaboration Agreement.

Section 6.18 Minimum Liquidity Covenant. Borrower shall at all times on and after the Funding Date have on deposit Cash and Cash Equivalents in the Secured Account in an amount equal to the aggregate amount of scheduled regular payments it will owe under the SpectrumCo-Ligado Collaboration Agreement for the subsequent four (4) fiscal quarters; provided that such scheduled regular payments shall include the SpectrumCo Usage Right Payments (as defined in the SpectrumCo-Ligado Collaboration Agreement) as if such payments were paid entirely in Cash.

Section 6.19 Exercise of Actions Under the SpectrumCo-Ligado Agreements. Borrower shall not, directly or indirectly, exercise any actions under any SpectrumCo-Ligado Agreement, including, without limitation, relating to the SpectrumCo Call Option or relating to the termination of such SpectrumCo-Ligado Agreement, that is materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent.

Section 6.20 Transfer of Spectrum Assets. The Borrower shall not agree that the transfer of the Spectrum Assets is satisfactory, as provided for in Section 2.3.2 of the SpectrumCo-Ligado Collaboration Agreement, until the Administrative Agent has first provided written confirmation to the Borrower that such transfer is satisfactory to the Administrative Agent in its sole discretion.

Section 6.21 Inmarsat Litigation. The Borrower shall not agree to any settlement terms of the Inmarsat Litigation (or any amendments thereto) that could reasonably be expected to be materially adverse to the use of the Spectrum Assets until the Administrative Agent has first provided written confirmation to the Borrower that such settlement terms (or amendment thereto) are satisfactory to the Administrative Agent in its sole discretion.

Section 6.22 Spectrum Usage Rights. The Borrower, AST and/or any Affiliate thereof shall not use the Spectrum Assets once an event has occurred that would allow Ligado to terminate the SpectrumCo-Ligado Collaboration Agreement within ten (10) Business Days prior to the end of any applicable grace or cure periods relating thereto.

Section 6.23 L-band Commercialization Plan. The Borrower shall not approve the L-band Commercialization Plan (as defined in the SpectrumCo-Ligado Collaboration Agreement) without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld); provided that the Administrative Agent’s consent shall be deemed granted hereunder to the extent the final L-Band Commercialization Plan (as defined in the SpectrumCo-Ligado Collaboration Agreement) approved by the Borrower does not impose any material financial conditions or limitations relating to the Borrower’s implementation and operation of the SpectrumCo NGSO System (as defined in the SpectrumCo-Ligado Collaboration Agreement) or any positive obligation on the Borrower to implement any term contained the final L-band Commercialization Plan.

Article 7

COVENANTS APPLICABLE TO THE GUARANTORS

Each Guarantor covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on the Advances, all fees and all other expenses or amounts payable under the Loan Documentation shall have been paid in full in cash, unless the Required Lenders shall otherwise consent in writing:

Section 7.01 Mergers and Consolidations. Such Guarantor will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate, wind up or dissolve itself, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets.

Section 7.02 Business. Such Guarantor will not engage at any time in any business or business activity other than such activities as already engaged in as of the Funding Date (including pursuant to the Revenue Sharing Agreement) and activities reasonably related or incidental thereto.

Section 7.03 Restriction on Amendments. Such Guarantor will not, directly or indirectly, consent to or permit any amendment, supplement, modification or waiver of any of the terms or provisions of its Organization Documents (i)(a) relating to the power to enter into, and perform its obligations under, the Loan Documentation or (b) corresponding to the provisions set forth in this Article 7, in Article 9 or in Article 12, or (ii) if such amendment, supplement, modification or waiver (a) would materially impair or diminish, or circumvent, any term or provision described in clause (i) above or (b) could reasonably be expected to result in a Material Adverse Effect.

Section 7.04 Exercise of Remedies. Each Guarantor shall, and shall cause the holders of its respective Equity Interests to, cooperate with the Lenders to permit the Lenders to exercise their rights and remedies hereunder and under the other Loan Documentation.

Section 7.05 Performance under the Guaranty. Such Guarantor will not take any action, or permit any action to be taken (including by making any dividend, distribution or other payment, asset sale or contribution or any other similar action), that would directly or indirectly adversely affect its ability to perform under the Guaranty on a timely basis or prevent the Lenders from requiring that interests in such Guarantor be sold with the proceeds of such sale to be applied to prepay the Total Accrued Loan Amount.

Section 7.06 Transactions with Affiliates. Such Guarantor shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions that (a) are incidental to performing its obligations under the Loan Documentation and the Transactions and (b) are on terms and conditions substantially as favorable to such Guarantor as could be obtained on an arm’s-length basis from unrelated third-parties; provided that this Section 7.06 shall not prohibit any transaction between such Guarantor and the Borrower that is more favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third-parties.

Section 7.07 Amendments to the Revenue Sharing Agreements. RevenueCo shall not agree to any amendments, modifications or waivers of the Revenue Sharing Agreements without the prior written consent of the Administrative Agent.

Article 8

EVENTS OF DEFAULT

Section 8.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any principal of any Advance is not paid when and as the same shall become due and payable, including pursuant to Section 2.06, whether at the due date thereof or a date fixed for prepayment thereof, upon acceleration or otherwise;

(b) any interest on any Advance or any fee or any other amount (other than an amount referred to in Section 8.01(a)) payable under any Loan Documentation is not paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) any representation or warranty made or deemed made by or on behalf of AST in the AST Pledge Agreement or any Loan Party herein or in any other Loan Documentation or any amendment or modification hereof or thereof or waiver hereunder or thereunder or contained in any certificate, financial statement or other document furnished in connection with or pursuant to any Loan Documentation shall prove to have been materially incorrect (or any such representation or warranty that is qualified as to materiality, shall prove to have been incorrect) when made or deemed made;

(e) any Loan Party, or in the case of sub-clause (ii), AST with respect to the AST Pledge Agreement, shall fail to perform or observe (i) any covenant, condition or agreement contained in Section 5.02, Section 5.03, Section 5.08, Section 5.12, Section 5.13, Section 5.14, Article 6, Article 7 (excluding Section 7.06(b)) or Article 9 of this Agreement or (ii) any other covenant, condition or agreement contained herein or in any other Loan Documentation and, in the case of this sub-clause (ii), such failure shall continue unremedied for a period of ten (10) Business Days (or, in the case of Section 9.01, five (5) Business Days) after the earlier of (x) the date on which any Loan Party receives notice of such failure from Administrative Agent (the giving of which notice may be requested by any Lender) and (y) the date on which any Loan Party otherwise becomes aware of such failure;

(f) (i) any Loan Party admits in writing its inability or fails generally to pay its debts as they become due; (ii) any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Loan Party and the appointment continues undischarged or unstayed for thirty (30) calendar days; (iv) any proceeding under any Debtor Relief Law relating to any Loan Party or to all or any material part of its property is instituted without the consent of any Loan Party and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or (v) any Loan Party or Affiliate thereof shall take any action to authorize any of the actions set forth above in this Section 8.01(f);

(g) any material provision of any Loan Documentation (including any Guaranty under this Agreement) for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party or any Affiliate thereof shall challenge in writing the enforceability of any Loan Documentation or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documentation has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(h) any of the Security Documents shall for any reason (other than the failure of the Lenders to take any action within its control) fail to create a valid and perfected first priority Lien in the Collateral (subject to no other Lien, other than Permitted Liens), except as permitted by the terms of the Loan Documentation, or any of the Security Documents shall fail to remain in full force or effect;

(i) (i)(A) one or more final judgments for the payment of money in an aggregate amount in excess of the applicable Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against any Loan Party and (B) (a) the same shall remain undischarged for a period of ten (10) consecutive days during which execution shall not be effectively stayed, (b) the same is not subject to further appeal or (c) any legal action shall be taken by a judgment creditor to attach or levy upon any assets of such Loan Party to enforce any such judgment or (ii)(A) any final non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect shall be rendered against any Loan Party and (B) (a) any Loan Party shall fail within ten (10) days, during which execution shall not be effectively stayed, to discharge such judgments or orders, (b) such judgments or orders are not subject to further appeal or (c) any legal action shall be taken to enforce such judgments or orders;

(j) the assets of any Loan Party constitute assets of an ERISA Plan and such condition results in a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA, or Section 4975(c)(1)(B) of the Code subjecting the Lenders to any tax or penalty on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA;

(k) [reserved];

(l) (i) any Guarantor shall fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness, when and as the same shall become due and payable or within any applicable grace period, or (ii) any other event or condition occurs that results in any Indebtedness of a Loan Party becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided further that, where such defaults, when considered together, are in respect of Indebtedness in an aggregate principal or committed amount of less than the Threshold Amount, no Event of Default shall occur under this sub-clause.

(m) a Change in Control shall occur;

(n) at any time after the execution and delivery thereof, (i) the Spectrum Usage Agreement or any SpectrumCo-Ligado Agreement for any reason, shall cease to be in full force and effect or shall be declared to be null and void or any counterparty thereto shall repudiate its obligations thereunder, or any counterparty to such agreement or any Loan Party shall contest the validity or enforceability of such agreement in writing or deny in writing that it has any further rights or obligations under such agreement; (ii) failure of any Loan Party to pay when due any principal of or interest on or any other amount payable in respect of the Spectrum Usage Agreement or any SpectrumCo-Ligado Agreement beyond the applicable grace period, if any, provided therefor; (iii) breach or default by any Loan Party with respect to any other material term of the Spectrum Usage Agreement or any SpectrumCo-Ligado Agreement in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the counterparty, to cause, (x) the termination of such agreement, (y) the obligations under such agreement to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause any Loan Party to make any offer to prepay, redeem, repurchase or defease the obligations under such agreement, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be or (z) a material adverse effect on the Borrower’s continued use of the Spectrum Assets; provided that an event under clauses (ii) or (iii) shall be deemed an immediate Event of Default for purposes of the Administrative Agent and the Required Lenders’ ability to exercise rights and remedies in respect of the SpectrumCo-Ligado Agreements, including the delivery of a Notice of Event of Default (as defined in the SpectrumCo-Ligado Collaboration Agreement) and the exercise of the rights of the Financing Sources under Article 14 of the SpectrumCo-Ligado Collaboration Agreement if such default is continuing within ten (10) Business Days prior to the end of any applicable grace or cure periods relating thereto;

(o) the Cooperation Agreement for any reason shall cease to be in full force and effect or shall be declared to be null and void or any party thereto shall repudiate its obligations thereunder or any party to the Cooperation Agreement rejects or otherwise fails to timely assume the Cooperation Agreement under Section 365 of the Bankruptcy Code;

(p) AST or any Loan Party rejects or otherwise fails to timely assume (or have AST timely assume) the Spectrum Usage Agreement and the SpectrumCo-Ligado Collaboration Agreement under Section 365 of the Bankruptcy Code, or such debtor institutes or consents to the institution of any proceeding under any Debtor Relief Law, but only to the extent such institution or consent could be reasonably likely to result in an adverse effect on the use of the Spectrum Assets;

(q) any breach or default shall occur under the Subordination Agreement that is materially adverse to the Administrative Agent or the Lenders;

(r) an event shall have occurred that would reasonably be expected to have a Material Adverse Effect with respect to the Spectrum Assets;

(s) the Exit Facility (as defined in the RSA Term Sheet) shall (i) at any time cease to be subject to the Subordination Agreement, (ii) cease to have a stated maturity date on or after June 30, 2033, (iii) have more onerous mandatory prepayment provisions than as detailed in the draft Summary Terms and Conditions dated as of June 16, 2025, or (iv) be amended or modified in any way that results in a shorter weighted average life; or

(t) any material provision of the Subordination Agreement for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Person shall challenge in writing the enforceability of the Subordination Agreement or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of the Subordination Agreement has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then the Administrative Agent may and, at the request of the Required Lenders, shall notify Borrower thereof (such notice, an “Event of Default Notice”) with a copy to all other Lenders and, following the delivery of such Event of Default Notice may (i) declare the Advances, together with all accrued and unpaid interest thereon and any fees or other amounts due under the Loan Documentation, to be forthwith due and payable in cash, whereupon such amounts shall become and be forthwith due and payable in cash, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) declare the Commitments to be terminated, whereupon the same shall forthwith terminate; provided, however, that upon the occurrence of any event in Section 8.01(f), (x) the Total Accrued Loan Amount shall automatically become and be due and payable in cash, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party and (y) all Commitments shall automatically be terminated. Upon the occurrence and the continuance of an Event of Default of the type set forth in Section 8.01(f) or an Event of Default in respect of which Borrower has received an Event of Default Notice, the Administrative Agent may and, at the request of the Required Lenders, shall exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documentation or applicable Law (including the enforcement of any and all Liens created pursuant to the Security Documents) or equity, including all remedies provided under the UCC; provided further that in the absence of direction from the Required Lenders or all Lenders, as applicable, the Administrative Agent may refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders and solely to the extent permitted hereunder or pursuant to the other Loan Documentation. At all times, if the Administrative Agent acting at the direction of the Required Lenders advises the Lenders that it wishes to proceed in good faith with respect to any enforcement action, each of the Lenders will cooperate in good faith with respect to such enforcement action and will not unreasonably delay the enforcement of the Security Documents. Unless otherwise consented to in writing by the Administrative Agent (acting at the direction of the Required Lenders), no Lender, individually or together with any other Lenders, shall have the right, nor shall it, exercise or enforce any of the rights, powers or remedies which the Administrative Agent is authorized to exercise or enforce under this Agreement or any of the Security Documents.

Article 9

 COLLATERAL ACCOUNTS

Section 9.01 Collateral Accounts. (a) (i) The Borrower shall establish and at all times maintain the Secured Account with a financial institution satisfactory to the Collateral Agent and shall ensure that the Secured Account and all funds credited thereto is at all times subject to a perfected first priority lien in favor of the Collateral Agent; and (ii) RevenueCo shall, upon joining this Agreement as a Loan Party, establish and at all times maintain the RevenueCo Collateral Account and shall ensure that the RevenueCo Collateral Account and all funds credited thereto is at all times subject to a perfected first priority lien in favor of the Collateral Agent.

(b) (i) The Borrower shall cause all proceeds from Dispositions, cash dividends, distributions or other payments (other than payments pursuant to the Spectrum Usage Agreement and the Revenue Sharing Agreements) to be paid directly into the Secured Account; and (ii) RevenueCo shall cause all proceeds from Dispositions, cash dividends, distributions or other payments pursuant to the Revenue Sharing Agreements to be paid directly into the RevenueCo Collateral Account. Amounts will be disbursed from the RevenueCo Collateral Account in accordance with the Revenue Sharing Agreements, or, during the continuance of an Event of Default, as otherwise directed by the Administrative Agent.

(c) If, notwithstanding the foregoing, any amount required to be deposited in a Collateral Account is otherwise received by any Loan Party or any Affiliate of a Loan Party, such Loan Party or Affiliate shall hold such amount in trust for the Lenders, and the applicable Loan Party shall cause such amount to be promptly deposited in the applicable Collateral Account.

(d) In the case of any Collateral Account maintained by or at any bank other than the Administrative Agent, the Loan Parties agree to use their commercially reasonable efforts to provide the Administrative Agent with electronic access (“Electronic Access”) to such Collateral Account. The Loan Parties consent to any such Electronic Access.

(e) Subject to Section 9.02(a), all amounts in each of the Secured Account and the RevenueCo Collateral Account shall be disbursed in the following order of priority (the “Disbursement Waterfall”), upon request of the Borrower with the consent of the Administrative Agent (acting reasonably) from time to time or, during the continuation of an Event of Default, as otherwise directed by the Administrative Agent:

(i) first, to pay any fees, expenses, indemnities and other reimbursable amounts (including fees, charges and disbursements of counsel) then due and owing to the Agents;

(ii) second, to pay any fees, expenses, indemnities and other reimbursable amounts (including fees, charges and disbursements of counsel) then due and owing to the Lenders;

(iii) third, to the extent due and owing and requested in writing by the Borrower, to pay operating expenses (including taxes) of the Borrower inclusive of allocable expense, if any, in an amount not exceeding $100,000 or such greater amount as the Lenders may agree to in their reasonable discretion for any calendar year provided that, notwithstanding anything herein to the contrary, the Borrower shall be permitted to pay any withholding taxes as required by law;

(iv) fourth, without duplication of amounts set forth herein that are calculated net of Taxes, if the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes, to make distributions to pay Taxes payable by the equity owners of the Borrower in respect of the taxable income of the Borrower (for these purposes, taking into account any applicable limitations on deductions), assuming that such equity owners are subject to tax at an effective rate equal to the highest combined marginal effective rate of U.S. federal, state and local income tax applicable to an individual resident in New York, New York; for the avoidance of doubt, the amount permitted to be distributed pursuant to clause (iv) for a taxable year shall be determined after taking into account any credit that would be available to the equity owners of the Borrower under Section 1462 of the Code (based on the assumptions set forth in clause (iv)); provided that such credits shall be applied solely to reduce the amount otherwise distributable in respect of the direct or indirect owner to which the corresponding withholding tax was applied;

(v) fifth, to pay in cash interest that is then due and owing with respect to the Advances;

(vi) sixth to make mandatory prepayments of the Advances then due and outstanding (if any), including, if required, pursuant to Section 2.06 (after giving effect to clauses (i) through (v) above); and

(vii) seventh, to the Borrower and its designees, subject to Section 6.05 and; provided that no Pending Net Revenue Share Payment shall be distributed to the Borrower and its designees until the applicable SpectrumCo Net Revenue Share Amount (as defined in the SpectrumCo-Ligado Collaboration Agreement) has been (i) finally determined in accordance Section 8.3 of the SpectrumCo-Ligado Collaboration Agreement and (ii) paid to Ligado in accordance with the SpectrumCo-Ligado Collaboration Agreement.

Section 9.02 Restriction on Withdrawal.

(a) Notwithstanding Section 9.01(e) or anything else to the contrary herein, other than during the continuance of a Default or an Event of Default, any Loan Party may withdraw funds from the Secured Account or the RevenueCo Collateral Account (as applicable) without the prior written consent of the Administrative Agent to satisfy any payment obligation under the SpectrumCo-Ligado Agreements or the Revenue Sharing Agreements.

(b) Each Loan Party hereby agrees that it shall not be permitted to withdraw or transfer (or direct the Administrative Agent or any other depository to withdraw or transfer) any funds or other assets in any Collateral Account (including the RevenueCo Collateral Account) for any purpose other than to (i) satisfy its obligations to Ligado under the SpectrumCo-Ligado Agreements and (ii) except as otherwise expressly set forth herein. During the continuation of an Event of Default, any withdrawal or transfer of amounts in the Collateral Accounts shall be subject to the approval of the Administrative Agent.

Article 10

AGENTS

Section 10.01 Authorization and Authority.

(a) Each Lender hereby irrevocably appoints Sound Point Agency LLC, to act on its behalf as Administrative Agent and Collateral Agent, in each case, under the Loan Documentation and authorizes each Agent to take such actions on such Lender’s behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent and the Collateral Agent duties will be carried out by Sound Point Agency LLC, in each case, until such time as there are two or more Lenders under this Agreement, at which time all or any portion of such duties may be assigned to an affiliate of Sound Point Agency LLC of similar creditworthiness, it being understood and agreed that any such Affiliate which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognized credit rating agency shall be deemed to have similar creditworthiness. Use of the term “agent” in this Agreement or in any of the other Loan Documentation (or any other similar term) with reference to the Administrative Agent does not connote (and is not intended to connote), any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between the contracting parties. Any entity into which the Administrative Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidations which the Administrative Agent in its individual capacity may be party, or any corporation to which substantially all of the corporate trust or agency business of the Administrative Agent in its individual capacity may be transferred, shall be the Administrative Agent under this Agreement without further action. The provisions of this Article 10 are solely for the benefit of the Agents and the Lenders, and the Loan Parties shall not have rights as third-party beneficiaries or otherwise of any of such provisions.

(b) Each Lender authorizes the Collateral Agent to (a) execute, deliver and perform as a collateral agent under this Agreement and the Loan Documentation to which the Collateral Agent is or is intended to be a party, (b) exercise and enforce any and all rights, powers and remedies provided to the Collateral Agent or any Lender by this Agreement and the other Loan Documentation to which the Collateral Agent is or is intended to be a party, any applicable law, or any other document, instrument, or agreement, and (c) take any other action under this Agreement and the other Loan Documentation to which the Collateral Agent is or is intended to be a party which Collateral Agent in its sole discretion shall deem advisable and in the best interests of the Lenders. Notwithstanding the foregoing, the Collateral Agent shall not commence an enforcement action except at the direction of the Required Lenders; provided that if the Collateral Agent is prohibited by any court order or applicable law from commencing any enforcement action, the Collateral Agent shall not be obligated to commence such enforcement action until such authority is obtained. All decisions with respect to the type of enforcement action which is to be commenced shall be made by, and all actions with respect to prosecution and settlement of such enforcement action shall require the direction of the Required Lenders, and the Collateral Agent shall not be required to take any enforcement action in the absence of any such direction. The Collateral Agent will use its commercially reasonable efforts to pursue diligently the prosecution of any enforcement action, which the Collateral Agent is so authorized or directed to initiate pursuant to this Agreement. The Collateral Agent shall make available to the Lenders copies of all notices it receives in connection with the Collateral or any enforcement action promptly upon receipt.

(c) The authority to enforce rights and remedies under this Agreement and the other Loan Documentation against the Borrower or any Guarantor shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of all the Lenders.

Section 10.02 Agent Individually.

(a) Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or other Affiliates thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 10.02 as “Activities”) and may engage in the Activities with or on behalf of the Loan Parties or their Affiliates. Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Loan Parties or their Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties and their Affiliates. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning the Loan Parties and their Affiliates (including information concerning the ability of the Loan Parties to perform their obligations hereunder or under the other Loan Documentation) which information may not be available to any of the Lenders that are not members of an Agent’s Group. No Agent nor any member of such Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that an Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by an Agent to the Lenders.

(c) Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder). Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its Activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) the Loan Documentation, (ii) the receipt by an Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their obligations hereunder and under the other Loan Documentation) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by an Agent or any member of such Agent’s Group to any Lender including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

Section 10.03 Duties of the Agents; Exculpatory Provisions.

(a) An Agent’s duties hereunder and under the other Loan Documentation are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein. Without limiting the generality of the foregoing, an Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein), provided that an Agent shall not be required to take any action or refrain from acting if, in its opinion or the opinion of its counsel, taking such action or so refraining from acting, as the case may be, may expose such Agent or any of its Affiliates to liability or would, as determined by such Agent in good faith, be contrary to this Agreement or applicable Law.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, including for the avoidance of doubt, Administrative Agent sending an Event of Default Notice at the direction of any Lender, if such Agent believes in good faith that the related Event of Default is of a type that would entitle such Lender to issue such direction) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until Borrower or any Lender shall have given notice to such Agent describing such Default or Event of Default and such event or events. In no event shall the Administrative Agent be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under the Loan Documentation or in the exercise of any of its rights or powers under this Agreement. No Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, except as expressly set forth in this Agreement and in the other Loan Documentation, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

(c) No Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Documentation, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Documentation or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent.

(d) Nothing in this Agreement shall require an Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties.

(e) No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of a Federal Reserve Bank wire or other wire or communication facility).

Section 10.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Advance that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer or Authorized Representative of an Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties. An Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documentation by or through any one or more sub agents appointed by such Agent, and such Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties, provided, in each case, that no such delegation to a sub-agent or a Related Party shall release an Agent from any of its obligations hereunder. Each such sub agent and the Related Parties of an Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article 10 and the Loan Documentation (as though such sub-agents were an “Agent” hereunder and under the other Loan Documentation) as if set forth in full herein with respect thereto.

Section 10.06 Resignation of Agent. An Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (unless an Event of Default shall have occurred and be continuing (and not have been cured or waived) or if the successor is an Affiliate or subsidiary of the resigning Agent), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify Borrower and the Lenders that no qualifying Person has accepted appointment as successor Agent and of the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as an Agent hereunder and under the other Loan Documentation but shall not be relieved of any of its obligations as a Lender and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. The successor shall be consented to by Borrower at all times other than during the existence of an Event of Default that has not been cured or waived (which consent of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as an Agent hereunder and/or under the other Loan Documentation but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documentation, the provisions of this Article 10 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. Notwithstanding anything herein to the contrary, if at any time any Agent ceases to be a Lender hereunder, such Agent shall be deemed to have provided its notice of resignation, which notice shall be automatically effective as of the date such Agent ceased to be a Lender hereunder.

Section 10.07 Non-Reliance on Agents and Other Lenders.

(a) Each Lender confirms to the Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its portion of the Facility and (z) taking or not taking actions hereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its portion of the Facility is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documentation, (ii) it has, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documentation based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Loan Parties;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Loan Documentation and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(iii) determining compliance or non-compliance with any condition hereunder to the making of the Advances and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; or

(iv) the adequacy, accuracy and/or completeness of any other information delivered by the Agents, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the other Loan Documentation, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.

Section 10.08 Agent May File Proof of Claim. In case of the pendency of any proceeding under any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance or Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each Agent and their respective agents and counsel and all other amounts due the Lenders and each Agent under Sections 2.04 and 11.04 allowed in such judicial proceeding); and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.04 and 11.04.

Section 10.09 Collateral and Guarantee Matters. (a) The Collateral Agent may, but shall not be obligated, to take such action as it deems necessary to perfect or continue the perfection of the Liens on the Collateral (as such terms are defined in the Loan Documentation) held for the benefit of the Lenders. The Lenders irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Lien on any property granted to, or held by, the Collateral Agent under any Loan Documentation (x) on or after the date that the Obligations (other than contingent indemnity and expense reimbursement obligations as to which no claim has been made) have been paid in full in cash and the Commitments have been terminated, (y) with respect to any property that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition expressly permitted under the Loan Documentation or (z) if approved, authorized or ratified in writing by the Required Lenders (or such other number of Lenders as shall be required hereunder).

(b) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property.

(c) Neither Agent shall be responsible for, or have a duty to ascertain or inquire into, any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(d) Each of the Lenders represents to the Administrative Agent, the Collateral Agent and each other Lender that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 10.10 Collateral Agent Duties and Responsibilities.

(a) Subject to the terms of this Agreement, the Collateral Agent agrees to administer and enforce this Agreement and the other Security Documents to which it is a party and to foreclose upon, collect and dispose of the Collateral and to apply the proceeds therefrom, for the benefit of the Secured Parties, as provided in the Agreement, and otherwise to perform its duties and obligations as the Collateral Agent hereunder in accordance with the terms hereof; provided, however, that the Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Security Documents to which it is a party as Collateral Agent, and no implied covenants or obligations shall be read into any such Security Documents against the Collateral Agent.

(b) Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to exercise any discretion or take any action but shall only be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders, in each case, as specified therein, and such instructions shall be binding upon the Collateral Agent and each of the Secured Parties; provided, however, that the written instructions of all of the Secured Parties shall be required where expressly provided for herein; provided, further, that the Collateral Agent shall not be required to take any action which is contrary to any provision of the Security Documents or applicable law.

(c) Notwithstanding any other provision of the Security Documents, in no event shall the Collateral Agent be required to foreclose on, or take possession of, the Collateral, if, in the judgment of the Collateral Agent, such action would be in violation of any applicable law, rule or regulation pertaining thereto, or if the Collateral Agent reasonably believes that such action would result in the incurrence of liability by the Collateral Agent for which it is not fully indemnified by the Secured Parties.

(d) The Collateral Agent shall not be responsible to the other Secured Parties for (i) any recital statements, representations or warranties by the Borrower or any of the Secured Parties (other than the Collateral Agent) contained in this Agreement or the Loan Documentation, or any certificate or other document delivered by the Borrower or any of the other Secured Parties thereunder, (ii) the value, validity, effectiveness, genuineness, enforceability (other than as to the Collateral Agent with respect to such documents to which the Collateral Agent is a party) or sufficiency of this Agreement or any other document referred to or provided for herein or therein or of the Collateral held by the Collateral Agent hereunder, (iii) the performance or observance by the Borrower or any of the Secured Parties (other than as to itself) of any of their respective agreements contained herein or therein, nor shall the Collateral Agent be liable because of the invalidity or unenforceability of any provisions of this Agreement (other than as to itself) or (iv) the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent), the validity of the title of the Borrower to the Collateral, insuring the Collateral or the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(e) The Collateral Agent may at any time request instructions from the Required Lenders as to a course of action to be taken by it hereunder and under any of the Security Documents or in connection herewith and therewith or any other matters relating hereto and thereto.

(f) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

Section 10.11 Benchmark Transition.

(a) The Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Benchmark, (ii) to select, determine or designate any Benchmark Replacement or other successor or replacement benchmark index or determine whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or other modifier to any replacement or successor index, or (iv) to determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or other Loan Documentation as a result of the unavailability of any Applicable Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or other Loan Documentation and reasonably required for the performance of such duties.

(b) The Administrative Agent shall, in respect of any Interest Rate Determination Date, have no liability for the application of the Benchmark as determined on the previous Interest Rate Determination Date if so required hereunder. If the Administrative Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Administrative Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Borrower, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Benchmark, on which the Administrative Agent shall be entitled to rely without liability. The Administrative Agent shall be entitled to refrain from action pending receipt of such instruction. In the event that, in connection with any Interest Rate Determination Date, the Benchmark is unavailable when required to be determined therefor pursuant to Section 2.05 and the Benchmark Replacement cannot be determined in accordance with at least one of the procedures described herein, the Benchmark shall be the Benchmark as determined on the previous Interest Rate Determination Date.

Section 10.12 Erroneous Payment.

(a) If Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(ii)	(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(iii)	such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 10.12(b).

(c) Each Lender or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Documentation, or otherwise payable or distributable by Administrative Agent to such Lender or Secured Party under any Loan Documentation with respect to any payment of principal, interest, fees or other amounts, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Note evidencing such Loans to Borrower or Administrative Agent (but the failure of such Person to deliver any Note shall not affect the effectiveness of the foregoing assignment), (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (iv) Administrative Agent and Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (v) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 11.07 (but excluding, in all events, any assignment, consent or approval requirements (whether from Borrower or otherwise)), Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Agreement with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Section 10.13 Credit Bid. Lenders hereby irrevocably authorize Collateral Agent, with the consent of the Required Lenders, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Obligations (including any Prepayment Amount) may be used and applied as a credit on account of the purchase price (a “credit bid”) and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Lenders (but not as agent for any individual Lender or Lenders, unless the Required Lenders shall otherwise agree in writing). Each Lender agrees that, except with the written consent of Collateral Agent and the Required Lenders, it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral.

Each party’s obligations, agreements and waivers under this Section 10.12 shall survive the resignation or replacement of Collateral Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Documentation.

Article 11
Miscellaneous

Section 11.01 Amendments.

(a) Neither this Agreement nor any of the other Loan Documentation nor any provision hereof or thereof may be waived, amended, modified or supplemented, nor any consent granted to any deviation to the terms hereof or thereof, except pursuant to an agreement or agreements in writing entered into by the Required Lenders and Borrower, and acknowledged by Administrative Agent; provided that no such amendment, waiver, modification, supplement or consent shall, without the consent of each Lender party hereto:

(i) waive any condition set forth in Article 4;

(ii) extend or increase the Commitment of any Lender or reinstate the terminated Commitment of any Lender;

(iii) postpone any date on which any payment of principal, interest, fees or other amounts due to the Lenders or Agents is required to be made hereunder or under any other Loan Documentation;

(iv) change the principal amount of, or the rate at which interest accrues on, the Advances, or any fees payable hereunder;

(v) permit the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Documentation;

(vi) permit the release of any Collateral other than in accordance with the Loan Documentation;

(vii) modify the definition of “Applicable Percentage” or “Pro Rata Share” or otherwise affect the manner in which payments are shared ratably among the Lenders;

(viii) modify this Section 11.01 or any other provision herein that expressly requires the consent of all Lenders or Required Lenders for any matter or the definition of Required Lenders; or

(ix) materially impair or diminish, or circumvent, any term or provision specified above (including, without limitation, by modifying any defined term used therein or any provision referenced therein); provided further that (i) the provisions set forth in Article 10 shall not be waived, amended, modified or supplemented, nor any consent granted to any deviation thereto, without the consent of each Agent affected thereby and (ii) Section 2.07 or 2.08 shall not be amended or waived in a way that adversely affects any Lender without such Lender’s consent.

(b) The Administrative Agent and the Borrower may amend any Loan Documentation (i) to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender, (ii) to correct, amend, cure any ambiguity, inconsistency, defect or correct any typographical error or other manifest error in this Agreement or any other Loan Documentation, (iii) to comply with local law or advice of local counsel in respect of a Security Document or (iv) to cause a Security Document to be consistent with this Agreement and other Loan Documentation. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Documentation.

Section 11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered (i) by hand or overnight courier service, mailed by certified or registered mail as follows, or (ii) by electronic mail to the applicable email address, as follows:

(i) if to any Loan Party, to:

Spectrum USA I, LLC

AST Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

Attention: Chief Legal Officer

Email:

(ii) if to Administrative Agent, to:

Sound Point Agency LLC
Attn: Sound Point Agency
Address: 375 Park Avenue, 33rd Floor,
New York, NY 10152
Tel:
Email:

(iii) if to a Lender, to it at its address set forth in Schedule I.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications shall be effective as provided in Subsection (b).

(b) Electronic Communications. (i) Notices and other communications sent to an email address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of the Loan Parties and Administrative Agent may change its address, telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telephone number or email for notices and other communications hereunder by notice to Administrative Agent, who shall promptly notify Borrower thereof. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Reliance by Lenders. Each Agent and Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with any Agent or any Lender may be recorded by such Agent or such Lender, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Remedies.

(a) No failure or delay of any Lender or any Agent in exercising any right or power hereunder or under any other Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Agents and Lenders hereunder and under any other Loan Documentation are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Documentation or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agents and Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Lenders may have had notice or knowledge of such Event of Default at the time.

(b) The Advances are made with full recourse to the Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of Borrower. Each Guaranty is full recourse to the relevant Guarantor and constitutes direct, general, unconditional and unsubordinated Indebtedness of such Guarantor. For the avoidance of doubt, each Guaranty shall remain in place until all Obligations are repaid in full in cash (other than contingent indemnification obligations as to which no claim has been asserted). Any Lender’s right of recourse under the Guaranty shall be limited to actions against the Guarantors and each Lender agrees that it shall have no recourse to the members, shareholders or limited partners of the Guarantors, including in their capacities as shareholders or directors of general partners of the Guarantors. To the extent any Lender seeks to enforce the Guaranty, any actions taken will not be inconsistent with Section 8.01.

Section 11.04 Costs And Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay promptly (i) all actual, reasonable and documented costs and reasonable out-of-pocket expenses incurred by Lenders and each Agent, including the reasonable fees, charges and disbursements of one finance counsel and one FCC counsel for Lenders and Agents in connection with the Facility, including the preparation and administration of the Loan Documentation or any amendments, modifications or waivers of the provisions of the Loan Documentation (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable costs and reasonable out-of-pocket expenses incurred by Lenders and each Agent, including the fees, charges and disbursements of any counsel for Lenders and each Agent, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documentation, including its rights under this Section 11.04, or in connection with the Advances made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Indemnification by Borrower. Borrower shall indemnify Lenders, each Agent (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third-party or by any Loan Party or any Related Party of any Loan Party arising out of, in connection with, or as a result of, (i) this Agreement, any other Loan Documentation or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement or protection of their rights hereunder and thereunder or the consummation of the transactions contemplated by this Agreement, any other Loan Documentation or any agreement or instrument contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third-party or by any Loan Party or any other Related Party of any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) arise out of any dispute among Indemnitees (other than a dispute involving claims against any Agent, in each case in their respective capacities as such) that did not involve actions or omissions of any Loan Party or its respective Affiliates. This Section 11.04(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Documentation or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documentation or the transactions contemplated hereby or thereby, except to the extent such charges result from the willful misconduct or gross negligence of such Indemnitee.

(d) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.04 to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this clause (d) are subject to the provisions of Section 2.11.

(e) Payments. All amounts due under this Section 11.04 shall be payable promptly and in any event not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 11.04 shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

(g) Compliance with Other Laws. If the Administrative Agent may exercise its discretion in taking or refusing to take any action hereunder, the Administrative Agent shall be entitled to take any such action or refuse to take any such action which the Administrative Agent regards as necessary for the Administrative Agent to comply with any applicable law, regulation or court order.

Section 11.05 Payments Set Aside. To the extent that any payment by or on behalf of a Loan Party is made to any of Administrative Agent or Lenders (or Administrative Agent on behalf of the Lenders), or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

 Section 11.06 Governing Law; Submission to Jurisdiction.

(a) Governing Law. The Loan Documentation shall be governed by, and construed in accordance with, laws of the State of New York.

(b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any other Loan Documentation, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Documentation shall affect any right that Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Documentation against any Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Documentation in any court referred to in subsection (b) of this Section 11.06. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.02(a). Nothing in this Agreement or any other Loan Documentation will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.06(e).

Section 11.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder or under any other Loan Documentation without the prior written consent of Lenders (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. A Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Advances), as long as (i) (a) Administrative Agent gives its prior written consent to such assignment (such consent not to be unreasonably withheld or delayed) and (b) so long as no Event of Default has occurred and is continuing, Borrower gives its prior written consent to such assignment (such consent not to be unreasonably withheld or delayed) or (ii) the assignee is a Permitted Assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after a Responsible Officer having received notice thereof. Subject to notification to Administrative Agent of an assignment and recording thereof pursuant to clause (b) below, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of such Lender under this Agreement, and such Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.07, Section 2.08, Section 11.04 and Section 11.13). Each Loan Party hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment.

(b) Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain a copy of each assignment and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 11.07(b) and Section 2.10 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulation (or any other relevant or successor provisions of the Code or of such Treasury Regulation).

(c) A Lender may sell participations to one or more banks, financial institutions or other entities without notice to or consent of any Loan Party (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documentation (including all or a portion of the Advances); provided that such Participant shall be entitled to all voting and consultation rights pursuant to Section 11.01(a) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 11.07; provided further that (i) such Lender’s obligations under the Loan Documentation shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Subject to subsection (d) of this Section 11.07, Borrower agrees that each Participant shall be entitled to the benefits of Section 2.07 and Section 2.08 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 11.07. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documentation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances or its other obligations under any Loan Documentation) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) A Participant shall not be entitled to receive any greater payment under Section 2.07 and Section 2.08 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant’s entitlement to the benefits of Section 2.08 shall be subject to the requirements and limitations therein, including the requirements under Section 2.08(e) (it being understood that the documentation required under Section 2.08(e) shall be delivered to the Lender).

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, and this Section 11.07 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.08 Severability. Any provision of any Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.09 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by each of the parties hereto and when each of the parties hereto shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 11.10  Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of the Loan Documentation and the making of any Advances and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Section 2.07, Section 2.08, Section 11.04, Section 11.13 and Section 11.14 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the resignation or replacement of the Administrative Agent, the assignment of rights by any Lender or the termination of this Agreement or any other Loan Documentation any provision hereof or thereof.

Section 11.11 Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority having jurisdiction over such Lender (including any self-regulatory authority) (in which case the disclosing party agrees to inform Borrower promptly of such disclosure to the extent reasonably practicable under the circumstances, unless such notice is prohibited by applicable Law and except in connection with any request as part of a regulatory examination or an audit examination conducted by bank accountants), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to inform Borrower promptly of such disclosure to the extent reasonably practicable under the circumstances and to the extent permitted by law and except in connection with a regulatory examination or an audit or examination conducted by bank accountants), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Documentation or any action relating to this Agreement or any other Loan Documentation or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.11 by such Lender, (ii) becomes available to such Lender on a non-confidential basis from a source other than Borrower or its Affiliates or (iii) is independently developed by such Lender without use of the Information. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documentation and the Commitments. For the purposes of this Section 11.11, “Information” means all information received from Borrower relating to the Borrower or its business hereunder or pursuant hereto, other than any such information that is available to the Lenders on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.12 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby and by the other Loan Documentation (including in connection with any amendment, waiver or other modification hereof or of any other Loan Documentation), each Loan Party acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Lenders are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and Lenders and their Affiliates, on the other hand, (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documentation; (b)(i) Lenders are and have been acting solely as principals and, except as expressly agreed in writing herein or otherwise by the relevant parties, have not been, are not, and will not be acting as advisors, agents or fiduciaries for the Loan Parties or any of their Affiliates, or any other Person and (ii) Lenders have no obligation to the Loan Parties or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documentation; and (c) Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and Lenders have no obligations to disclose any of such interests to the Loan Parties or any of their Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against Lenders or their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.13 Right of Setoff. If an Event of Default shall have occurred and be continuing, Lenders, Agents and each of their respective Affiliates (each, a “Set-off Party”) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Set-off Party to or for the credit or the account of any Loan Party against any of and all the obligations and liabilities of such Loan Party, irrespective of whether or not the relevant Set-off Party shall have made any demand under the Loan Documentation and although such obligations may be unmatured. The parties agree that each of the Collateral Accounts is a general and not special account. The rights of each Set-off Party under this Section 11.13 are in addition to other rights and remedies (including other rights of setoff) which such Set-off Party may have.

Section 11.14 Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to the Lenders under this Agreement or any other Loan Documentation or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lenders’ receipt of any sum adjudged in the Judgment Currency, Lenders may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless Lenders against any deficiency in terms of Dollars in the amounts actually received by Lenders following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder and shall survive the termination of this Agreement.

Section 11.15 USA PATRIOT Act Notice. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended (the “Act”), and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Agent, as the case may be, to identify the Loan Parties in accordance with the Act. Borrower agrees to promptly provide any Lender with all of the information with respect to any Loan Party requested by such Lender (x) to the extent such Lender deems such information reasonably necessary to identify any Loan Party in accordance with the Act or (y) in connection with such Lender’s standard “on boarding” process (including, without limitation, pursuant to “know your customer” or anti money laundering requirements).

Section 11.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 11.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 11.17 Disclosure. Each Loan Party hereby acknowledges and agrees that Lenders and/or their Affiliates from time to time may hold investments in, make loans to or have other relationships with the Borrower or its Affiliates.

Section 11.18 Appointment of Agent for Service of Process. (a) Each Loan Party hereby irrevocably agrees that service of all writs, process and summonses in any suit, action or proceeding brought under any Loan Documentation may be made upon Spectrum USA I, LLC, Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706 or any other Person reasonably acceptable to the Administrative Agent having and maintaining a place of business in the State of New York whom the Borrower may from time to time hereafter designate (having given ten (10) days’ notice thereof to Administrative Agent) (the “Process Agent”), and each Loan Party hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of writ, process or summons to any Loan Party shall not impair or affect the validity of such service or of any judgment based thereon. Each Loan Party hereby further irrevocably consents to the service of process in any suit, action or proceeding in the manner provided in Section 11.06(d).

(b) Nothing in this Section 11.18 shall affect the right of any Lender or Agent to serve process in any manner permitted by law, or limit any right that any Lender or Agent may have to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 11.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documentation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Documentation, without the prior written consent of the Administrative Agent. The provisions of this Section 11.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 11.20 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 11.21 Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under the Loan Documentation to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.21 shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

Section 11.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Documentation or in any other agreement, arrangement or understanding among the parties hereto or thereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Documentation, to the extent such liability is unsecured, may be subject to Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Documentation; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 11.23 FCC and Public Utility Commission Compliance. Notwithstanding anything to the contrary in this Agreement, no party hereto or thereto shall take any action under this Agreement that would constitute or result in an assignment of any FCC authorization, or a Change in Control of any Loan Party or any of its Subsidiary directly or indirectly holding an FCC authorization, to the extent that such assignment or Change in Control would require the prior approval by the FCC under the Communications Act of 1934, as amended, or any applicable state public utility commission without first obtaining such required approval. Upon any action to commence the exercise of remedies hereunder, each Loan Party hereby undertakes and agrees on behalf of itself and its subsidiaries to cooperate and join with the Administrative Agent in any application to the FCC or applicable state public utility commission with respect thereto and to provide such assistance in connection therewith as the Administrative Agent may request, including the preparation of, consenting to or joining in of filings and appearances of officers and employees of any Loan Party, in each case in support of any such application made by the Administrative Agent; provided, however, nothing herein shall be construed to require any Loan Party or its Subsidiaries to, directly or indirectly, violate any terms or conditions of any FCC authorization. The obligation of each Loan Party to make all payments required to be made under this Agreement or any other Loan Documentation shall be absolute and unconditional and independent of any action by the FCC or a state public utility commission with respect to rates and/or disallowance of debt.

Article 12
Guaranty

Section 12.01 Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally, guarantees (each, a “Guaranty”), as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest (including Post-Petition Interest), premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Documentation (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). If an Event of Default has occurred and is continuing, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Loan Documentation. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Loan Documentation, or by the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, any Secured Party or any other Person, whether in connection with the Loan Documentation or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses (other than defense of payment) it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 12.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor. Each Guaranty is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Administrative Agent or the Secured Parties. If all or part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred in accordance with Section 11.07, the transferor’s rights under each Guaranty, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

Section 12.03 Certain Waivers.

(a) Each Guarantor waives (i) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower, (ii) any defense based on any claim that the obligations of any Guarantor exceed or are more burdensome than those of the Borrower, (iii) the benefit of any statute of limitations affecting the liability of any Guarantor hereunder, (iv) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever, (v) any benefit of and any right to participate in any security now or hereafter held by any Secured Party and (vi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, in each case, other than the defense of payment. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

(b) Each Guarantor hereby irrevocably and unconditionally waives any right it may have at any time (whether or not now existing) of first requiring the Lenders (or any trustee or agent on their behalf) to proceed against or enforce any other rights or security against, or claim payment from, any person before enforcing this Agreement.

Section 12.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce its obligations hereunder whether or not the Borrower or any other person or entity is joined as a party.

Section 12.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes hereunder until all of the Obligations and any amounts payable hereunder have been indefeasibly paid in cash in full (other than contingent indemnification obligations as to which no claim has been asserted) and the Commitments and the Facility is terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to reduce the amount of the Obligations, whether matured or unmatured.

Section 12.06 Termination; Reinstatement. Each Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable hereunder are indefeasibly paid in full in cash (other than contingent indemnification obligations as to which no claim has been asserted) and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, each Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Agreement.

Section 12.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Secured Parties or resulting from the performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted). During the existence of an Event of Default, if the Secured Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of any Guarantor hereunder.

Section 12.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

Section 12.09 Condition of the Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as it requires, and that none of the Secured Parties has any duty, and no Guarantor is relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (and each Guarantor waives any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
Spectrum USA I, LLC, a Delaware limited liability company

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title	EVP, Chief Financial Officer and Chief Legal Officer

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

SOUND POINT AGENCY LLC

By:	/s/ Wendy Ruberti
Name:	Wendy Ruberti
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

LENDER:

Andromeda Commercial Funding (Cayman), LP

By:	SP Commercial Funding Cayman GP II, LLC, acting by its sole member Sound Point Strategic Capital Master Fund II DAC, acting by its investment manager Sound Point Capital Management, LP

By:	/s/ Wendy Ruberti
Name:	Wendy Ruberti
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

SCHEDULE I – COMMITMENTS AND LENDER INFORMATION

Commitments and Lender Information

Lender	Closing Date Commitment
Andromeda Commercial Funding (Cayman), LP	$550,000,000.00
Total	$550,000,000.00

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement, dated as of July 15, 2025 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Spectrum USA I, LLC, a Delaware limited liability company, as Borrower (“Borrower”), the guarantors party hereto (each, a “Guarantor”), each Lender as set forth in Schedule I and each other lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Sound Point Agency LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 5.01(c) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower and not individually, certifies as follows:

(a)	[To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred since the delivery of the previous Compliance Certificate.] [The following Default[s] have occurred since the delivery to the Administrative Agent of the previous Compliance Certificate and the details of such Default[s] and any action taken or proposed to be taken with respect thereto are listed on Annex A attached hereto].

(b)	Attached hereto as Annex B is (i) evidence of the Borrower’s compliance with Section 6.18 of the Credit Agreement at all times during the applicable fiscal quarter (after the Funding Date) and (ii) a calculation setting out the aggregate amount of scheduled regular payments the Borrower will owe under the SpectrumCo-Ligado Collaboration Agreement for the subsequent four (4) fiscal quarters.

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IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and not individually, and has caused this certificate to be delivered this ____ day of __________, 20[ ].

SPECTRUM USA I, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT B

[Reserved]

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EXHIBIT C

FORM OF NOTE

LENDER: [●]
PRINCIPAL AMOUNT: $[●]

New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, Spectrum USA I, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of July 15, 2025 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors from time to time parties thereto, the Lenders from time to time party thereto and Sound Point Agency LLC, as Administrative Agent for the Lenders) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Advances made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid aggregate principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement,

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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C-1

SPECTRUM USA I, LLC, a Delaware limited liability company

By:
Name:
Title:

C-2

ADVANCES AND PAYMENTS

Date	Amount of Advance	Maturity Date	Payments of Principal/Interest	Principal Balance of Advance	Name of Person Making the Advance

C-3

EXHIBIT D

FORM OF SOLVENCY CERTIFICATE
[●], 2025

Pursuant to the Credit Agreement, dated as of July 15, 2025 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Spectrum USA I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Sound Point Agency LLC, as Administrative Agent for the Lenders, the undersigned hereby certifies, solely in such undersigned’s capacity as a Responsible Officer of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Advances under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Advances:

a.	The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.	The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as Responsible Officer of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

SPECTRUM USA I, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E-1

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement entered into as of July 15, 2025 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Spectrum USA I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Sound Point Agency LLC, as Administrative Agent for the Lenders. As used herein, “Foreign Lender” means a Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code).

Pursuant to the provisions of Section 2.08(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 88 1(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20[ ]

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EXHIBIT E-2

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement entered into as of July 15, 2025 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Spectrum USA I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Sound Point Agency LLC, as Administrative Agent for the Lenders. As used herein, “Foreign Participant” means a Participant that is not a United States person (as defined in Section 7701(a)(30) of the Code).

Pursuant to the provisions of Section 2.08(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 88 1(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20[ ]

E-2

EXHIBIT E-3

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement entered into as of July 15, 2025 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Spectrum USA I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Sound Point Agency LLC, as Administrative Agent for the Lenders. As used herein, “Foreign Participant” means a Participant that is not a United States person (as defined in Section 7701(a)(30) of the Code).

Pursuant to the provisions of Section 2.08(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 87 1(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BENE, as applicable, or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ __, 20[ ]

E-3

EXHIBIT E-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement entered into as of July 15, 2025 (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), among Spectrum USA I, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Sound Point Agency LLC, as Administrative Agent for the Lenders. As used herein, “Foreign Lender” means a Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code).

Pursuant to the provisions of Section 2.08(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Documentation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower and the Administrative Agent with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ __, 20[ ]

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